Exhibit 4.1

€300,000,000 3.50% Notes due 2009

€500,000,000 4.00% Notes due 2013

Fiscal Agency Agreement

between

Fortune Brands, Inc., as Issuer

and

JPMorgan Chase Bank, N.A.

as Fiscal Agent and Principal Paying Agent

Dated as of February 1, 2006

This FISCAL AGENCY AGREEMENT (this “Agreement”) is made as of February 1, 2006 between FORTUNE BRANDS, INC., a Delaware corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., a bank duly incorporated and existing under the laws of New York acting through its London Branch (“JPMC”), as fiscal agent and principal paying agent.

SECTION 1. Delivery of Notes; Appointments.

(a) Pursuant to a Subscription Agreement, dated January 30, 2006, among the Company and the Managers named therein (the “Managers”), the Company has agreed, subject to the conditions therein set forth, to issue €300,000,000 3.50% Notes due 2009 (the “2009 Notes”) and €500,000,000 4.00% Notes due 2013 (the “2013 Notes”). Each series of Notes will be issued in denominations of €50,000 and as follows:

(i) In the case of the 2009 Notes: The 2009 Notes will initially be represented by a single temporary global note (the “2009 Temporary Global Note”), without interest coupons (the “2009 Coupons”), in substantially the form set forth in Exhibit A-1. Beneficial interests in the 2009 Temporary Global Note will be exchangeable for beneficial interests in a global note (the “2009 Global Note”), without 2009 Coupons, in substantially the form set forth in Exhibit F-1 on or after the Restricted Period Expiration Date (as hereinafter defined) upon and to the extent that the certification requirements set forth in Section 1(d)(iii) hereof have been satisfied. Beneficial interests in the 2009 Global Note will be exchangeable for definitive notes in bearer form in the circumstances described in the 2009 Global Note in denominations of €50,000 with 2009 Coupons attached in substantially the form set forth in Exhibit B-1 (the “2009 Definitive Notes”). References herein to “2009 Conditions” are to the numbered terms and conditions of the 2009 Notes, which are set forth in Exhibit C-1, and terms which are defined in the 2009 Conditions shall have the same meanings where used herein with respect to the 2009 Notes. The expression the “2009 Notes” shall, where the context so permits, include the 2009 Temporary Global Note, the 2009 Global Note and any 2009 Definitive Notes that may be issued.

(ii) In the case of the 2013 Notes: The 2013 Notes will initially be represented by a single temporary global note (the “2013 Temporary Global Note”), without interest coupons (the “2013 Coupons”), in substantially the form set forth in Exhibit A-2. Beneficial interests in the 2013 Temporary Global Note will be exchangeable for beneficial interests in a global note (the “2013 Global Note”), without 2013 Coupons, in substantially the form set forth in Exhibit F-2 on or after the Restricted Period Expiration Date (as hereinafter defined) upon and to the extent that the certification requirements set forth in Section 1(d)(iii) hereof have been satisfied. Beneficial interests in the 2013 Global Note will be exchangeable for definitive notes in bearer form in the circumstances described in the 2013 Global Note in denominations of €50,000 with 2013 Coupons attached in substantially the form set forth in Exhibit B-2. References herein to “2013 Conditions” are to the numbered terms and conditions of the 2013 Notes, which are set forth in Exhibit C-2 (the “2013 Definitive Notes”), and terms which are defined in the 2013 Conditions shall have the same meanings where used herein with respect to the 2013 Notes. The expression the “2013 Notes” shall, where the context so permits, include the 2013 Temporary Global Note, the 2013 Global Note and any 2013 Definitive Notes that may be issued.

(iii) For purposes of this Agreement, where the context so permits, (1) references to the “Notes” shall mean the 2009 Notes and the 2013 Notes, individually and collectively, and shall, where the context permits, include the Temporary Global Notes, the Global Notes and the Definitive Notes, each as hereinafter defined, (2) references to the “Temporary Global Notes” shall mean the 2009 Temporary Global Notes and the 2013 Temporary Global Notes, individually and collectively, (3) references to the “Global Notes” shall mean the 2009 Global Notes and the 2013 Global Notes, individually and collectively, (4) references to the “Definitive Notes” shall mean the 2009 Definitive Notes and the 2013 Definitive Notes, individually and collectively, (5) references to the “Coupons” shall mean the 2009 Coupons and the 2013 Coupons, individually and collectively, and (6) references to the “Conditions” shall mean the 2009 Conditions and the 2013 Conditions, individually and collectively.

(iv) For purposes of this Agreement, (1) references to the “Closing Date” shall mean February 1, 2006 or on such other date as the Managers and the Company may agree; (2) reference to the “Restricted Period Expiration Date” shall mean the date which is the first business day following the period of 40 days from but not including the Closing Date, except that if additional 2009 Notes or 2013 Notes are issued, such period may be extended, at the sole discretion of the Company (without the consent of holders of 2009 Notes or 2013 Notes (or beneficial owners of Temporary Global Notes or Global Notes), as the case may be) until the date that is 40 days after the closing date of such additional Notes, but in no event later than the date which is 90 days after the Closing Date; and (3) references to the “United States” shall mean the United States of America (including the States thereof and the District of Columbia) and its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands). An index to the location of certain definitions in this Agreement, the Conditions and the Notes is set forth in Section 18(b) hereof.

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(b) JPMC, at its principal corporate trust office in London is hereby appointed by the Company as fiscal agent and principal paying agent upon the terms and subject to the conditions set forth below. JPMC, London Branch, at its principal corporate trust office in London hereby accepts such appointments. In its capacity as fiscal agent, JPMC, at its principal corporate trust office in London, and its successors as appointed in accordance with Section 11 hereof is hereinafter called the “Fiscal Agent.” In its capacity as paying agent, JPMC, at its principal corporate trust office in London, and all other paying agents, if any, appointed by the Company from time to time are hereinafter called the “Paying Agents.”

(c) (i) The Company shall deliver the duly executed Temporary Global Notes and Global Notes to the Fiscal Agent at least one Business Day (as hereinafter defined) prior to the Closing Date, and the Fiscal Agent shall deliver the Temporary Global Notes, duly authenticated by an authorized signatory of the Fiscal Agent, on the Closing Date, upon instruction from the Company to JPMC, in its capacity as a common depositary (the “Common Depositary”) for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and for Clearstream Banking, société anonyme (“Clearstream”).

(ii) The Company shall deliver to the Fiscal Agent, Definitive Notes in bearer form when and as required for issuance as provided in Section 1(d) hereof.

(iii) All deliveries of the Notes shall be made outside the United States.

(iv) The Fiscal Agent may, at its discretion, appoint any person to act as the agent of the Fiscal Agent in authenticating, delivering and endorsing the Notes or taking any other action that is required by this Agreement to be taken with respect thereto. Such person may authenticate, deliver and endorse the Notes whenever the Fiscal Agent may do so, unless limited by the terms of such appointment. Each reference in this Agreement and the Notes to authentication, delivery or endorsement by the Fiscal Agent shall include authentication, delivery or endorsement by any such agent so appointed.

(d) (i) The Fiscal Agent shall (subject to subsection (iii) below), on or after the Restricted Period Expiration Date, authenticate and deliver to the Common Depositary for the account of owners of beneficial interests in any Temporary Global Note that have provided the certification described in subsection (iii) below, in exchange for the portion of the Temporary Global Note beneficially owned by such owners, the applicable Global Note endorsed as provided in subsection (iv) below.

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(ii) If any of the “Exchange Conditions” (as defined in any Global Note) occurs the Fiscal Agent shall, upon not less than 45 days’ prior notice, or such other period as is specified in any Global Note, to the Fiscal Agent from the Company, Euroclear or Clearstream (acting on behalf of one or more owners of beneficial interests in the Global Note), authenticate and deliver to Euroclear or Clearstream for the account of such beneficial owners, in exchange for the portion of the Global Note beneficially owned by such owners, applicable Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note beneficially owned by such owners, such Definitive Notes to be issued only in denominations of €50,000, with interest Coupons attached. The Fiscal Agent will notify the Company of the receipt of the notice referred to in the preceding sentence on the day of receipt.

(iii) Notwithstanding anything to the contrary in subsection (i) above, the Fiscal Agent will only authenticate and deliver any Global Note and endorse any Global Note for exchange with respect to portions of the applicable Temporary Global Note as to which Euroclear or Clearstream has delivered to the Fiscal Agent a certificate or certificates substantially in the form set forth in Exhibit D-1, in the case of the 2009 Notes, or Exhibit D-2, in the case of the 2013 Notes, dated not earlier than the Restricted Period Expiration Date. Solely for the purposes of United States Treas. Reg. § 1.163-5(c)(2)(i)(D), the Company hereby appoints the Fiscal Agent as its agent to receive any certificates substantially in the form of Exhibit D-1, in the case of the 2009 Notes, or Exhibit D-2, in the case of the 2013 Notes, that are required to be delivered pursuant to this subsection (iii) and to deliver to the Company all such certificates within a reasonable period, and the Fiscal Agent hereby accepts such appointment. The delivery to the Fiscal Agent by Euroclear or Clearstream of such a certificate may be relied upon by the Company and the Fiscal Agent as conclusive evidence that a related certificate or certificates substantially in the form set forth in Exhibit E-1, in the case of the 2009 Notes, or Exhibit E-2, in the case of the 2013 Notes, and dated not earlier than 15 days prior to the date of the related certificate of Euroclear or Clearstream has or have been delivered (as provided in United States Treas. Reg. § 1.163-5(c)(2)(i)(D)(3)) to Euroclear or Clearstream by one or more beneficial owners of the Temporary Global Note.

(iv) Upon delivery by Euroclear or Clearstream to the Fiscal Agent of certificates substantially in the form of Exhibit D-1, in the case of the 2009 Notes, or Exhibit D-2, in the case of the 2013 Notes, as contemplated in subsection (iii) above, the part of the Temporary Global Note referred to in such certificates shall be exchanged for beneficial interests in the applicable Global Note and shall be endorsed on Schedule I to the applicable Temporary Global Note as a subtraction and on Schedule I to the applicable Global Note as an

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addition by the Fiscal Agent. The aggregate principal amount of the applicable Global Note that has from time to time been endorsed on such Schedule I to the applicable Global Note is referred to herein as the “Certified Amount.” The applicable Temporary Global Note’s remaining principal amount shall be reduced for all purposes by the amount so exchanged and endorsed. Until the entire principal amount of the applicable Temporary Global Note has been so exchanged in full, holders of beneficial interests in that Temporary Global Note shall in all respects be entitled to the same benefits as holders of beneficial interests in the applicable Global Note for which that Temporary Global Note may be exchanged, except that neither the holder nor the beneficial owners of that Temporary Global Note shall be entitled to receive payments of principal of, or interest or any additional amounts (“Additional Amounts”) payable pursuant to Section 6 of the Conditions (if any) on, that Temporary Global Note except as provided in Section 1(e)(iii) hereof and Exhibit A-1, in the case of the 2009 Notes, or Exhibit A-2, in the case of the 2013 Notes, attached hereto.

(v) Until the entire principal amount of any Global Note has been exchanged in full for the applicable Definitive Notes, holders of beneficial interests in that Global Note shall in all respects be entitled to the same benefits as holders of Definitive Notes for which that Global Note may be exchanged, except that neither the holder nor the beneficial owners of any Global Note shall be entitled to receive payments of principal of, or interest or any Additional Amounts (if any) payable pursuant to Section 6 of the Conditions on, that Global Note except as provided in Section 1(e)(i) hereof and Exhibit F-1, in the case of the 2009 Notes, or Exhibit F-2, in the case of the 2013 Notes, attached hereto.

(vi) If any Global Note has been exchanged for the applicable Definitive Notes, holders of beneficial interests in the applicable Temporary Global Note attempting to exchange their interests in that Temporary Global Note for interests in the applicable Global Note pursuant to the terms of that Temporary Global Note shall instead receive the applicable Definitive Notes from the Fiscal Agent, provided that the provisions of the applicable Temporary Global Note and the relevant provisions of Section 1(d)(iii) and (iv) hereof shall apply mutatis mutandis to any such exchange of interests in the applicable Temporary Global Note for the applicable Definitive Notes as if all references therein to Global Notes and beneficial interests in Global Notes were references to Definitive Notes.

(vii) Definitive Notes shall be issued only in denominations of €50,000 (with Coupons attached). Any beneficial interest in a Global Note that is not €50,000 or an integral multiple of €50,000 (x) may not be exchanged for a Definitive Note and (y) must be held as a beneficial interest in a Global Note, or if

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that amount of beneficial interest is not permitted by Euroclear or Clearstream, increased or decreased to an integral multiple of €50,000 or such amount as may be held as a beneficial interest in a Global Note by Euroclear or Clearstream.

(e) (i) Each Global Note will provide that payments of principal of, and interest and Additional Amounts (if any) on, any portion of the Notes which is represented by that Global Note will be made in accordance with the Conditions. Payments to each of Euroclear and Clearstream in respect of the portion of each Global Note held for their respective accounts will be made in accordance with the provisions of the applicable Notes; provided that payment will only be made to Euroclear and Clearstream in respect of the Certified Amount (determined at the opening of business on the Payment Date) and will only be made outside the United States, and will not be made by transfer to an account in, or by mail to an address in, the United States.

(ii) Each of Euroclear and Clearstream has undertaken to credit such amounts received by it in respect of each Global Note on the relevant Payment Date to the accounts of those persons appearing in their respective records as owners of beneficial interests in that Global Note.

(iii) In the event that any Payment Date shall occur at a time when any portion of the principal amount of any Temporary Global Note has not been exchanged for beneficial interests in the applicable Global Note, payments of principal of, and interest and Additional Amounts (if any) on, that portion of the principal amount of the applicable Temporary Global Note that has not been exchanged for beneficial interests in the applicable Global Note shall be paid outside the United States and shall not be transferred to an account in, or by mail to an address in, the United States, by the Company to the Fiscal Agent on or before such Payment Date and shall be held by the Fiscal Agent for payment to Euroclear or Clearstream upon such exchange (whereupon Euroclear and Clearstream have undertaken to credit such amount to the account of the owner(s) of the related portion(s)).

(iv) Interest payable after the delivery of any Definitive Note may be collected only upon presentation of the Coupons attached thereto as they mature.

(f) Any exchange pursuant to Section 1(d) hereof shall be made free of charge to the holder and the beneficial owners of the applicable Temporary and Global Notes and to the holders of the applicable Definitive Notes issued in exchange for beneficial interests in the applicable Global Note as provided above.

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(g) Upon return of the entire principal amount of any Temporary Global Note to the Fiscal Agent in exchange for beneficial interests in the applicable Global Note, the Fiscal Agent shall cancel the applicable Temporary Global Note by perforation or by affixing an appropriate stamp, and shall forthwith destroy such Temporary Global Note on behalf of the Company and confirm to the Company that it has done so.

(h) Upon return of the entire principal amount of any Global Note to the Fiscal Agent in exchange for the applicable Definitive Notes, the Fiscal Agent shall cancel the applicable Global Note by perforation or by affixing an appropriate stamp and shall forthwith destroy such Global Note on behalf of the Company and confirm to the Company that it has done so.

(i) All Notes delivered to the Fiscal Agent, including any Temporary Global Note, shall be signed on behalf of the Company by a duly authorized representative of the Company, and any such signature may be manual or facsimile. The signature of any person who shall hold any office with the Company at the date of signature may be used notwithstanding that when any Note shall be delivered any such person shall have ceased to hold such office. The Company covenants that each such Note, when issued, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to general equitable principles).

(j) The Company may, (x) without the consent of the holders of the 2009 Notes and 2009 Coupons, issue from time to time additional 2009 Notes pursuant to a supplement to this Agreement having the same terms and conditions (save for their issue date and the amount of the first payment of interest therein) which will be treated as a single series with the 2009 Notes offered hereby and (y) without the consent of the holders of the 2013 Notes and 2013 Coupons, issue from time to time additional 2013 Notes pursuant to a supplement to this Agreement having the same terms and conditions (save for their issue date and the amount of the first payment of interest therein) which will be treated as a single series with the 2013 Notes offered hereby.

SECTION 2. Payments.

(a) The Company shall, by 10:00 a.m., London time, on each date on which any payment (whether of principal, interest or otherwise) in respect of the applicable Notes or the Coupons becomes due (a “Payment Date”), transfer to the Fiscal Agent such amount in same day, immediately available funds as may be required for the purposes of such payment.

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(b) Subject to payment being duly made by the Company as provided above, the Paying Agents shall pay or cause to be paid on behalf of the Company on and after each Payment Date the amounts due in respect of the applicable Notes or the Coupons, as the case may be, in accordance with the applicable Conditions and the terms of this Agreement. So long as the Company has made payments as provided in Section 2(a) hereof on or before each applicable Payment Date, the Company shall not be liable for any delay in payments by the Fiscal Agent or any Paying Agent hereunder. Unless and until the full amount of any payment has been received by the Fiscal Agent, none of the Paying Agents shall be bound to make payments in respect of the Notes or the Coupons as aforesaid. The Company shall provide to the Fiscal Agent, at least two (2) Business Days prior to any applicable Payment Date, irrevocable payment instructions regarding all payments to be made on behalf of the Company hereunder.

(c) (i) The Fiscal Agent shall forthwith notify by facsimile, each of the other Paying Agents and the Company in the event that it has not received on any applicable Payment Date the full amount so payable on such date.

(ii) In the absence of such notification from the Fiscal Agent in accordance with Section 2(c)(i) hereof to the effect that the Fiscal Agent has not received payment, such Paying Agents shall assume that the Fiscal Agent has received the full amount due on such Payment Date in respect of the applicable Notes or the Coupons, as the case may be, and shall be required:

(A) to pay the applicable principal, interest or other payment in respect of the Notes and Coupons in accordance with the applicable Conditions and this Agreement; and

(B) to claim from the Fiscal Agent any amounts so paid by it.

(d) The Fiscal Agent shall on demand promptly reimburse the other Paying Agents for payments in respect of the applicable Notes and the Coupons if properly made by them in accordance with the applicable Conditions and this Agreement.

(e) If the Fiscal Agent has not received by any applicable Payment Date the full amount payable on such date but receives such full amount later it shall:

(i) forthwith so notify the other Paying Agents and the Company; and

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(ii) as soon as practicable give notice to the holders of the applicable Notes in accordance with the applicable Conditions that it has received such full amount.

(f) All sums payable to the Fiscal Agent hereunder shall be paid in euro, subject to applicable laws and regulations, in immediately available funds to such account as the Fiscal Agent may from time to time inform the Company.

(g) Notwithstanding any other provision hereof, no payment with respect to the principal of, or interest or Additional Amounts (if any) on, any Notes may be made at any office of the Fiscal Agent or any Paying Agent in the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States. Except as provided in Section 1(e) hereof, payments of principal and interest will be made against surrender of the applicable Notes or Coupons, as the case may be, at the specified offices of any of the Paying Agents outside the United States, subject in each case to any applicable laws and regulations. Such payments will be made by euro check or, at the option of the holder, by transfer to a euro denominated account maintained by such holder payee with a bank outside the United States.

(h) Subject to Sections 3 and 10 hereof, the Fiscal Agent shall be entitled to deal with monies paid to it hereunder in the same manner as other monies paid to it as a banker by its customers except that (i) it shall not be entitled to exercise any lien, right of set-off or similar claim in respect thereof and (ii) it shall not be liable to any person for interest on any sums held by it under this Agreement.

(i) If on presentation of any Note or Coupon the amount payable in respect thereof is not paid in full (otherwise than as a result of deduction of tax as permitted by the applicable Conditions), the Paying Agent to which the Note or Coupon is presented shall ensure that such Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

(j) If the Company or any Paying Agent is compelled by United States law to make any withholding or deduction from any payment due in respect of any Note, it will make available to the Fiscal Agent for inspection, upon its written request, all records, accounts, certificates and other documents relating to such payment in order that the Fiscal Agent may confirm to the holder of such Note that such payment has been duly made.

SECTION 3. Repayment.

All monies paid by the Company to the Fiscal Agent for payment of the principal of, or interest or Additional Amounts (if any) on, any Note and remaining

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unclaimed for two years after such payment has been made shall be repaid to the Company, and to the extent permitted by law, the holder of such Note thereafter may look only to the Company for payment as a general unsecured creditor thereof, until such time as such funds may be escheated to the state. The Fiscal Agent shall not be otherwise required to repay any such monies received by it to which it is entitled under this Agreement. Subject to applicable laws and regulations, any payment that will be made by the Company under this paragraph with respect to any Notes will be made outside the United States.

SECTION 4. Redemption.

If the Company intends to redeem all of the 2009 Notes pursuant to Section 3 of the Conditions for the 2009 Notes, it shall give the Fiscal Agent notice of such redemption as required by Section 3 of the Conditions for the 2009 Notes, stating the date on which such 2009 Notes are to be redeemed. If the Company intends to redeem all of the 2013 Notes pursuant to Section 3 of the Conditions for the 2013 Notes, it shall give the Fiscal Agent notice of such redemption as required by Section 3 of the Conditions for the 2013 Notes, stating the date on which such 2013 Notes are to be redeemed.

SECTION 5. Cancellation, Destruction and Records.

(a) All Notes that are redeemed (together with such unmatured Coupons as are attached thereto or are surrendered therewith at the time of such redemption) and all Coupons that are paid or have become void shall be cancelled forthwith by perforation by the Paying Agent by or through which they are redeemed, paid or received. Such Paying Agent shall give all relevant details to the Fiscal Agent and forthwith cancel the applicable Notes and Coupons (if such Paying Agent is other than the Fiscal Agent).

(b) The Fiscal Agent shall forthwith destroy all cancelled Notes and Coupons on behalf of the Company upon receipt thereof (whether directly or from any other Paying Agent).

(c) The Fiscal Agent shall as soon as practicable and in any event within three months after the date of any such redemption or payment furnish to the Company a certificate stating (i) the aggregate principal amount of Notes which have been redeemed and cancelled and the aggregate amount paid in respect of Coupons which have been paid and cancelled, (ii) the serial numbers of such Notes, (iii) the total numbers by maturity date of such Coupons and (iv) that all such cancelled Notes and Coupons have been destroyed.

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(d) The Fiscal Agent shall keep a full and complete record of all Notes and Coupons and of their validation, redemption, purchase, cancellation or payment (as the case may be) and of all replacement Notes and Coupons issued in substitution for lost, stolen, mutilated, defaced or apparently destroyed Notes or Coupons and shall make such record available at all reasonable times to the Company.

SECTION 6. Issue of Replacement Definitive Notes and Coupons.

(a) The Company shall cause a sufficient quantity of additional forms of all Definitive Notes and Coupons to be made available, upon request, to the Fiscal Agent for the purpose of issuing replacement Definitive Notes and Coupons in accordance with the terms of this Agreement.

(b) The Fiscal Agent (in such capacity, the “Replacement Agent”) shall, subject to and in accordance with the Conditions and the following provisions of this Section 6, issue any replacement 2009 Definitive Notes or 2009 Coupons in place of 2009 Definitive Notes or 2009 Coupons which have been lost, stolen, mutilated, defaced or apparently destroyed, and issue any replacement 2013 Definitive Notes or 2013 Coupons in place of 2013 Definitive Notes or 2013 Coupons which have been lost, stolen, mutilated, defaced or apparently destroyed.

(c) In the case of a mutilated or defaced Definitive Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity and other document as the Company may require) any replacement Definitive Note will only have attached to it Coupons corresponding to those attached to the mutilated or defaced Definitive Note which is presented for replacement.

(d) The Replacement Agent shall not issue any replacement Definitive Note or Coupon unless and until the applicant therefor shall have:

(i) paid such costs as may be incurred in connection therewith;

(ii) in the case of a lost, stolen, defaced, mutilated or destroyed Definitive Note or Coupon, furnished the Replacement Agent with such evidence (including evidence as to the serial number of the Definitive Note or Coupon in question) and indemnity in respect thereof as the Company and the Replacement Agent may require; and

(iii) surrendered to the Replacement Agent any mutilated or defaced Definitive Note or Coupon to be replaced.

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(e) The Fiscal Agent shall cancel and destroy any mutilated or defaced Definitive Notes or Coupons replaced pursuant to this Section 6 and shall furnish the Company with a certificate stating the serial numbers of Definitive Notes and Coupons so cancelled and destroyed.

(f) The Replacement Agent shall, on issuing any replacement Definitive Note or Coupon, forthwith inform the other Paying Agents and the Company of the serial number of such replacement Definitive Note or Coupon issued, the date of issue and the serial number of the Definitive Note or Coupon in place of which such replacement Definitive Note or Coupon has been issued.

(g) Whenever any Definitive Note or Coupon alleged to have been lost, stolen or destroyed in replacement for which a new Definitive Note or Coupon has been issued shall be presented to any of the Paying Agents for payment, the Paying Agent to which such Definitive Note or Coupon is presented shall immediately send notice thereof to the Fiscal Agent (if other than such Paying Agent), which shall so inform the Company and after consultation between them take appropriate action.

(h) Notwithstanding anything to the contrary stated herein, no replacement Definitive Note or Coupon shall be delivered within the United States.

SECTION 7. Notices to Holders of the Notes.

At the expense of the Company, the Fiscal Agent shall publish such notices as are required to be given by the Fiscal Agent in Section 11(e) hereof (relating to changes in Paying Agents), and Section 3 of the applicable Conditions (relating to redemptions) of any Notes.

At the request and expense of the Company, the Fiscal Agent shall arrange for the publication of all other notices to holders of the Notes in accordance with the applicable Conditions for those Notes. The Company shall provide the final form of each notice to be published to the Fiscal Agent no later than 5 (five) Business Days prior to the latest date for publication.

SECTION 8. Documents and Forms.

The Company shall provide to the Fiscal Agent for distribution among the Paying Agents:

(i) specimen Notes;

(ii) sufficient copies of all documents required by the applicable Conditions to be available for issue or inspection; and

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(iii) in the event of a meeting of holders of any Notes being called, or the written consent of holders of Notes being solicited, such forms and other documents as the Fiscal Agent may reasonably require for the purpose of such meeting or solicitation.

SECTION 9. Indemnity.

(a) The Company shall indemnify the Fiscal Agent and each of the Paying Agents against any loss, liability, cost, claim, action, demand or expense which it may incur or which may be made against it as a result of, or in connection with, its appointment or the exercise of its powers and performance of its duties hereunder (including, without limiting the generality of the foregoing, any action based upon a claim that the Fiscal Agent, any of the Paying Agents, or the Company has contravened the securities laws of any jurisdiction), except such as may result from the breach by it of the terms of this Agreement or the Notes or from its own negligence or willful misconduct or that of any of its officers, employees or agents.

(b) The Fiscal Agent and each of the Paying Agents shall severally indemnify and hold harmless the Company on demand by the Company against any losses, liabilities, costs, expenses, claims, actions or demands which the Company may actually and reasonably incur or which may be made against the Company as a direct result of such Agent’s own negligence or bad faith or failure to comply with its obligations hereunder or that of its officers, employees or agents.

(c) Under no circumstances will the Fiscal Agent or the Paying Agents be liable to the Company or any other party to this Agreement in contract, tort (including negligence) or otherwise for any consequential, special, indirect or speculative loss or damage (including be not limited to the loss of business, goodwill, opportunity or profit) which arises out of or in connection with this Agreement, even if advised of the possibility of such loss or damage. This Section 9(c) will override any contrary provisions of this Agreement.

(d) The indemnification obligations set forth herein shall survive the termination or expiration of this Agreement.

SECTION 10. General.

(a) In acting under this Agreement, the Fiscal Agent and the Paying Agents are acting solely as agents of the Company and do not assume any obligation to or relationship of agency or trust for or with any of the holders for the time being of any Notes or Coupons except that all funds held by the Paying Agents for payment to the holders of (x) the 2009 Notes shall be held in a separate account, to be applied as set forth

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herein and (y) the 2013 Notes shall be held in a separate account, to be applied as set forth herein. The Fiscal Agent and the Paying Agents shall only be obligated to perform the duties set forth in this Agreement and shall not be obligated to perform any implied duties.

(b) The Fiscal Agent and Paying Agents may consult with legal or other professional advisers satisfactory to them, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers. The expenses reasonably incurred by the Fiscal Agent for the fees of such legal or other professional advisers shall be for the account of the Company and shall be subject to reimbursement pursuant to the letter referred to in Section 12 hereof.

(c) Without limiting the protections of Section 10(g) hereof, the Fiscal Agent and each of the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Note or Coupon, notice, direction, consent, certificate, affidavit, statement, cablegram or other paper or document reasonably believed by it to be genuine and to have been delivered or signed by the proper parties.

(d) The Fiscal Agent and each of the Paying Agents, their affiliates and their respective officers, directors and employees may become the owner of, or acquire any interest in, any Note or Coupon, with the same rights that they would have if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of, or lenders to, the Company as freely as if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent hereunder.

(e) The Fiscal Agent and each of the Paying Agents will forthwith deliver to the Company a copy of any notice or other document delivered to it by any holder of any 2009 Note or 2013 Note or holder of any 2009 Coupon or 2013 Coupon in its capacity as the Fiscal Agent or a Paying Agent hereunder.

(f) Except as required by Section 10(e) hereof, neither the Fiscal Agent nor any of the Paying Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations under the Conditions for any Notes (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

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(g) The Fiscal Agent, the Paying Agents and the Company shall (except as ordered by a court of competent jurisdiction or as required by law) notwithstanding any notice to the contrary be entitled to treat the bearer of any Note or Coupon as the absolute owner thereof and shall not be liable for so doing.

(h) Neither the Fiscal Agent nor any Paying Agent shall be obliged to perform any of its duties hereunder if it has reason to believe that the Company will not reimburse it for the costs reasonably incurred by it in the performance of such duties. Under no circumstances shall the Fiscal Agent or Paying Agents be obliged to expend or risk their own funds during the performance of their duties hereunder except as provided hereunder.

(i) The obligations of the Fiscal Agent and the Paying Agents under this Agreement are several and not joint.

SECTION 11. Changes in Fiscal Agent and Paying Agents.

(a) The Company may at any time:

(i) appoint additional Paying Agents located outside the United States; and

(ii) subject to Section 11(c) hereof, terminate the appointment of: (A) the Fiscal Agent; or (B) with the prior written consent of the Fiscal Agent (such consent not to be unreasonably withheld or delayed), any Paying Agent, in each case by giving the party concerned and, in the case of any Paying Agent, the Fiscal Agent, no less than 60 days’ written notice to that effect, which notice shall not expire less than 30 days before or after any Payment Date.

(b) Subject to Section 11(c) hereof, the Fiscal Agent or any Paying Agent may resign its appointment hereunder at any time by giving to the Company, and in the case of any Paying Agent to the Fiscal Agent, not less than 60 days’ prior written notice to that effect, which notice shall expire not less than 30 days before or after any Payment Date.

(c) Notwithstanding Sections 11(a) and 11(b) hereof:

(i) no resignation by or termination of the appointment of the Fiscal Agent shall take effect until another bank or financial institution has been appointed on the terms of this Agreement to act as Fiscal Agent in its place; and

(ii) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination

15

there would cease to be (so long as the Notes are listed on the London Stock Exchange and the London Stock Exchange so requires) a Paying Agent in London; provided that, in the event the appointment of the Fiscal Agent or the Paying Agent in London has been terminated by the Company pursuant to Section 11 (a) hereof, or the Fiscal Agent or the Paying Agent in London has resigned its appointment pursuant to Section 11(b) hereof, and the Company has failed to appoint a new Fiscal Agent or Paying Agent, as applicable, prior to the date that is 10 days before the scheduled date of termination or resignation, the Fiscal Agent may select another bank or financial institution to act as Fiscal Agent in its place or appoint a Paying Agent in London, as applicable.

(d) Any Paying Agent may change the address of its office within a particular city, in which event it shall give to the Company and the Fiscal Agent not less than 30 days’ prior written notice to that effect, giving the address of the new office and the date upon which such change is to take effect.

(e) The Fiscal Agent shall give to the holders of any Notes in accordance with the applicable Conditions not less than 30 days’ notice of any such proposed appointment, termination, resignation or change of which it is aware.

(f) Any successor Fiscal Agent or Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Fiscal Agent or Paying Agent, without any further act, deed or conveyance shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Fiscal Agent or Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Fiscal Agent or Paying Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Fiscal Agent or Paying Agent hereunder. Any such successor Fiscal Agent or Paying Agent will be located outside the United States.

(g) Any retiring Fiscal Agent or Paying Agent shall, following its resignation or removal, continue to enjoy the indemnities set forth herein with respect to the performance or non-performance of its obligations hereunder while serving as Fiscal Agent or Paying Agent, as the case may be.

(h) While any Notes remain outstanding, the Company will maintain a Paying Agent for the Notes in a Member State of the European Union that is not required to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law complying with, or introduced in order to conform to, such Directive.

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SECTION 12. Commissions, Fees and Expenses.

The Company shall be responsible for all taxes, stamp duty and out-of-pocket expenses (including legal, advertising, telex and postage expenses) reasonably incurred by the Fiscal Agent in performing its duties hereunder. The compensation of the Fiscal Agent and the Paying Agents shall be as agreed between the Company, the Fiscal Agent and the Paying Agents. Any outstanding obligations of the Company to the Fiscal Agent or any Paying Agent under this Section 12 shall survive the termination of this Agreement, repayment of the Notes and any resignation or removal of the Fiscal Agent or any Paying Agent.

SECTION 13. Notices and Communications.

(a) All communications hereunder shall be in writing and shall be delivered at or sent by facsimile to the applicable party at its address set forth on the signature pages of this Agreement or at such other address as such party shall have notified to the other parties in a communication complying with this Section 13(a). Any communication so sent by facsimile shall be deemed to have been delivered at the time of dispatch with confirmation of receipt or confirmed answerback.

(b) All communications relating to this Agreement between the Company, on the one hand, and any of the Paying Agents, on the other hand, or between the Paying Agents themselves shall be made through the Fiscal Agent.

(c) All notices received by the Fiscal Agent on behalf of the Company under this Agreement and any Notes shall be delivered to the Company by the Fiscal Agent on the dates on which the Fiscal Agent receives such notices.

SECTION 14. Meetings and Consent Solicitations of Holders, Modification and Waiver.

(a) (i) Modifications and amendments to this Agreement, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of the 2009 Notes, or to the 2009 Conditions, may be made, and past default by the Company under any of the provisions hereof or thereof may be waived, by the holders of the 2009 Notes, with the written consent of the holders of at least a majority in aggregate principal amount of the 2009 Notes at the time outstanding, or of such lesser percentage, as may act at a meeting of the holders of the Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine, subject to Section 8 of the 2009 Conditions. Notice of any meeting of holders of the 2009 Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with

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Section 15 of the 2009 Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to consent in writing to any amendments to this Agreement or to the Conditions a person shall be a holder of one or more 2009 Notes. To be entitled to vote at any meeting of holders of 2009 Notes, a person shall be a: (x) holder of one or more 2009 Notes; or (y) person appointed by an instrument in writing as proxy by the holder of one or more 2009 Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of 2009 Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

(ii) Modifications and amendments to this Agreement, insofar as such modifications or amendments affect the rights, powers, duties or obligations of the holders of the 2013 Notes, or to the 2013 Conditions, may be made, and past default by the Company under any of the provisions hereof or thereof may be waived, by the holders of the 2013 Notes, with the written consent of the holders of at least a majority in aggregate principal amount of the 2013 Notes at the time outstanding, or of such lesser percentage, as may act at a meeting of the holders of the Notes held in accordance with the provisions set forth herein, to be held at such time and at such place as the Company shall determine, subject to Section 8 of the 2013 Conditions. Notice of any meeting of holders of the 2013 Notes, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 15 of the 2013 Conditions at least twice, the first publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to consent in writing to any amendments to this Agreement or to the Conditions a person shall be a holder of one or more 2013 Notes. To be entitled to vote at any meeting of holders of 2013 Notes, a person shall be a: (x) holder of one or more 2013 Notes; or (y) person appointed by an instrument in writing as proxy by the holder of one or more 2013 Notes. The only persons who shall be entitled to be present or to speak at any meeting of holders of 2013 Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

(b) (i) The persons entitled to vote a majority in principal amount of 2009 Notes at the time outstanding shall constitute a quorum at a meeting of the holders of 2009 Notes convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall

18

be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any such meeting further adjourned for the lack of a quorum, the persons entitled to vote 25% in principal amount of 2009 Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding 2009 Notes which shall constitute a quorum.

(ii) The persons entitled to vote a majority in principal amount of 2013 Notes at the time outstanding shall constitute a quorum at a meeting of the holders of 2013 Notes convened for the purpose referred to above except as hereinafter provided. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum, the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any such meeting further adjourned for the lack of a quorum, the persons entitled to vote 25% in principal amount of 2013 Notes at the time outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding 2013 Notes which shall constitute a quorum.

(c) (i) At a meeting or an adjourned meeting duly convened and at which a quorum is present as provided in Section 14(b)(i) and any solicitation of written consents to, any resolution to amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed and/or decided by the persons entitled to vote the lesser of: (i) a majority in principal amount of the 2009 Notes then outstanding; and (ii) 75% in principal amount of the 2009 Notes represented and voting at the meeting, subject to Section 8 of the 2009 Conditions. In the case of a meeting of holders of 2009 Notes, any holder of 2009 Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of 2009 Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or

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any decision taken at any meeting of holders of 2009 Notes duly held in accordance with this section shall be binding on all the holders of 2009 Notes whether or not present or represented at the meeting. Any matter consented to in writing by holders of the majority of the principal amount of 2009 Notes then outstanding shall be binding on all holders of 2009 Notes, whether or not such holders responded to the solicitation of their written consent, subject to Section 8 of the 2009 Conditions.

(ii) At a meeting or an adjourned meeting duly convened and at which a quorum is present as provided in Section 14(b)(ii) and any solicitation of written consents to, any resolution to amend, or to waive compliance with, any of the covenants or conditions referred to above shall be effectively passed and/or decided by the persons entitled to vote the lesser of: (i) a majority in principal amount of the 2013 Notes then outstanding; and (ii) 75% in principal amount of the 2013 Notes represented and voting at the meeting, subject to Section 8 of the 2013 Conditions. In the case of a meeting of holders of 2009 Notes, any holder of 2013 Notes who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted if such person duly appointed as proxy is present and has voted; provided that such holder of 2013 Notes shall be considered as present for the purposes of determining a quorum or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or any decision taken at any meeting of holders of 2013 Notes duly held in accordance with this section shall be binding on all the holders of 2013 Notes whether or not present or represented at the meeting. Any matter consented to in writing by holders of the majority of the principal amount of 2013 Notes then outstanding shall be binding on all holders of 2013 Notes, whether or not such holders responded to the solicitation of their written consent, subject to Section 8 of the 2013 Conditions.

(d) The holding of Notes shall be proved by the production of such Notes or by a certificate, satisfactory to the Company, executed by any bank, banker, trust company or recognized securities dealer, wherever situated, satisfactory to the Company. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified serial number was deposited with or exhibited to such bank, banker, trust company, or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding: (i) another certificate bearing a later date issued in respect to the same Note shall be produced; (ii) the Note specified in such certificate shall be produced by some other person; or (iii) the Notes specified in such certificate shall have ceased to be outstanding. The appointment of any

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proxy shall be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Company.

(e) (i) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the 2009 Notes represented at the meeting. At any such meeting or with respect to any solicitation of written consents, each holder of 2009 Notes or proxy shall be entitled to one vote for each €50,000 principal amount of 2009 Notes held or represented by him; provided that no vote shall be cast or counted at any meeting, and no written consents shall be counted, in respect of any 2009 Note challenged as not outstanding and ruled by the chairman of the meeting, or in the case of a solicitation of written consents, the Fiscal Agent, to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of 2009 Notes or proxy. Any meeting of holders of 2009 Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting be held as so adjourned without further notice.

(ii) The Company shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the 2013 Notes represented at the meeting. At any such meeting or with respect to any solicitation of written consents, each holder of 2013 Notes or proxy shall be entitled to one vote for each €50,000 principal amount of 2013 Notes held or represented by him; provided that no vote shall be cast or counted at any meeting, and no written consents shall be counted, in respect of any 2013 Note challenged as not outstanding and ruled by the chairman of the meeting, or in the case of a solicitation of written consents, the Fiscal Agent, to be not outstanding. The chairman of the meeting shall have no right to vote except as a holder of 2013 Notes or proxy. Any meeting of holders of 2013 Notes duly called at which a quorum is present may be adjourned from time to time, and the meeting be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or proxies and on which shall be inscribed the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the

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inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other duplicate to the Fiscal Agent to be preserved by the Fiscal Agent, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated. A similar record shall be prepared by the Fiscal Agent with respect to any solicitation of written consents conducted in lieu of a meeting of holders of Notes.

(g) (i) Notwithstanding anything to the contrary contained in Section 14(a) hereof, this Agreement may be amended by the Company and the Fiscal Agent without the consent of any holder of a 2009 Note or any holder of a 2009 Coupon, for the purpose of: (i) adding to the covenants of the Company for the benefit of the holders of 2009 Notes or Coupons; (ii) surrendering any right or power conferred upon the Company; (iii) permitting payment of principal of and interest on 2009 Notes or Coupons in the United States to the extent then permitted under applicable regulations of the United States Treasury Department and provided no adverse tax consequences would result to the holder of any 2009 Note or the holder of any 2009 Coupon, as the case may be; (iv) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in this Agreement and the 2009 Notes (including the 2009 Conditions); or (v) correcting a manifest error or supplementing any provision contained herein or therein; provided that such supplement does not adversely affect the rights of any holder of a 2009 Note.

(ii) Notwithstanding anything to the contrary contained in Section 14(a) hereof, this Agreement may be amended by the Company and the Fiscal Agent without the consent of any holder of a 2013 Note or any holder of a 2013 Coupon, for the purpose of: (i) adding to the covenants of the Company for the benefit of the holders of 2013 Notes or Coupons; (ii) surrendering any right or power conferred upon the Company; (iii) permitting payment of principal of and interest on 2013 Notes or Coupons in the United States to the extent then permitted under applicable regulations of the United States Treasury Department and provided no adverse tax consequences would result to the holder of any 2013 Note or the holder of any 2013 Coupon, as the case may be; (iv) evidencing the succession of a corporation or other person to the Company and the assumption by such successor of the covenants and obligations of the Company in this Agreement and the 2013 Notes (including the 2013 Conditions); or (v) correcting a manifest error or supplementing any provision contained herein or therein; provided that such supplement does not adversely affect the rights of any holder of a 2013 Note.

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SECTION 15. Permitted Consolidations of the Company.

(a) If at any time there shall be a merger, consolidation or sale of assets to which any of the covenants contained in Section 10 of the applicable Conditions are applicable, then in any such event the successor or assuming corporation referred to therein will promptly deliver to the Fiscal Agent:

(i) A certificate signed by an executive officer of such successor or assuming corporation stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in Section 10 of the applicable Conditions have been complied with; and

(ii) A written opinion of legal counsel (who may be an employee of or counsel to the successor or assuming corporation) stating that in such counsel’s opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

In case of any such merger, consolidation, sale or conveyance, such successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the applicable Conditions as the Company; the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the applicable Notes and the Company as the predecessor corporation may, but shall not be required to, thereupon or at any time thereafter be dissolved, wound up or liquidated. Any such successor or assuming corporation may cause to be signed and may issue, either in its own name or in the name of the Company, any or all of the applicable Notes issuable hereunder which theretofore shall not have been executed on behalf of the Company and delivered to the Fiscal Agent; and upon the order of such successor or assuming corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal Agent shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Fiscal Agent for authentication, and any Notes which such successor or assuming corporation thereafter shall cause to be signed and delivered to the Fiscal Agent for that purpose. All the 2009 Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the 2009 Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such 2009 Notes had been issued at the date of the execution hereof. All the 2013 Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the 2013 Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such 2013 Notes had been issued at the date of the execution hereof.

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In case of any merger, consolidation, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in any Notes thereafter to be issued as may be deemed appropriate by the successor or assuming corporation.

(b) The Fiscal Agent, subject to the provisions of Sections 10(b) and 10(c) hereof, may rely on the documents delivered pursuant to this Agreement by any successor or assuming corporation pursuant to this Section 15 as conclusive evidence that any such merger, consolidation, sale or conveyance complies with the provisions of this section and the applicable Notes.

SECTION 16. Governing Law and Jurisdiction.

(a) This Agreement and the Notes shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) The Company and the Fiscal Agent hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City and County of New York over any suit, action or proceeding arising out of or related to this Agreement or any Notes. The Company and the Fiscal Agent irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

(c) As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Agreement or any Notes. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, New York 10011 (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Fiscal Agent), with a copy

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to the Company at the address for notices set forth in Section 13 hereof; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

SECTION 17. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument. This Agreement shall be effective upon receipt of original, faxed or e-mailed copies of such counterparts executed by the Company, the Fiscal Agent and the principal Paying Agent.

SECTION 18. Interpretation; Index to Certain Definitions.

(a) Unless the context requires otherwise, each reference in this Agreement to a section, exhibit or schedule shall be deemed to be a reference to such section, exhibit or schedule of or to this Agreement, and the word “herein” and words of like import shall refer to this Agreement as a whole.

(b) Definitions of the following terms for purposes of this Agreement and the Notes are found where indicated for each below:

Additional Amounts	–	Section 1(d) and Condition 6

Agreement	–	preamble

Board of Directors	–	Condition 7

Board Resolution	–	Condition 7

Business Day	–	preamble to the Conditions

Clearstream	–	Section 1(c), Exhibits A-1, A-2, F-1, F-2 and Condition 15

Certified Amount	–	Section 1(d) and Exhibits F-1 and F-2

Closing Date	–	Section 1(c)

Common Depositary	–	Section 1(c), Exhibits A-1, A-2

Company	–	preamble, Exhibits A-1, A-2, B-1, B-2, C-1, C-2, F-1 and F-2

Conditions	–	Section 1(a) and Exhibits A-1, A-2, B-1, B-2, F-1 and F-2

Consolidated Net	–	Conditions 7

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Tangible Assets

Coupons	–	Section 1(a), Exhibits A-1, A-2, F-1 and F-2

Euroclear	–	Section 1(c), Exhibits A-1, A-2, F-1 and F-2 and Condition 15

Event of Default	–	Condition 9

Exchange Condition	–	Exhibits F-1 and F-2

Exchange Date	–	Exhibits F-1 and F-2

Fiscal Agency Agreement	–	Exhibits A-1, A-2, B-1, B-2, C-1, C-2, F-1 and F-2

Fiscal Agent	–	Section 1(b) and preamble to the Conditions

Funded Debt	–	Condition 7

Global Note	–	Section 1(a), Exhibits A-1 and A-2

Interest Payment Date	–	preamble to the Conditions and Exhibits B-1 and B-2

Notes	–	Section 1(a), preamble to the Conditions, and Exhibits A-1, A-2, F-1 and F-2

Paying Agents	–	Section 1(b)

Payment Date	–	Section 2(a)

Person	–	Condition 7

Replacement Agent	–	Sections 6 and 7

Restricted Period Expiration Date	–	Section 1(d) and Exhibits A-1, A-2, F-1 and F-2

Restricted Subsidiary	–	Condition 7

Secured Debt	–	Condition 7

Subsidiary	–	Condition 7

Temporary Global Note	–	Section 1(a), Exhibits F-1 and F-2

United States	–	Section 1(c), Exhibits D-1, D-2, E-1 and E-2

Value	–	Condition 7

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IN WITNESS WHEREOF, this Fiscal Agency Agreement has been entered into on the day and year fast above written.

Address: 520 Lake Cook Road Deerfield, Illinois 60015 United States of America Telephone: (847) 484-4400 Fax: (847) 484-4491	FORTUNE BRANDS, INC., as Issuer

	By:	/s/ Mark Hausberg
	Name:	Mark Hausberg
	Title:	Senior Vice President - Finance and Treasurer

Address: JPMorgan Chase Bank, N.A. Trinity Tower 9 Thomas More Street London E1W 1YT United Kingdom Telephone: 44 207 777 2000 Fax: 44 1202 347 945
JPMORGAN CHASE BANK, N.A., as
Fiscal Agent and Principal Paying Agent

	By:	/s/ Kevin Turner
	Name:	Kevin Turner
	Title:	Assistant Vice President

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EXHIBIT A-1

[FORM OF 2009 TEMPORARY GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

FORTUNE BRANDS, INC.

2009 TEMPORARY GLOBAL NOTE

representing

€300,000,000

3.50% Notes due January 30, 2009

This Note is a Temporary Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by Fortune Brands, Inc. (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “Notes”), in the aggregate principal amount of €300,000,000. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company and JPMorgan Chase Bank, N.A., as Fiscal Agent and Paying Agent. This Temporary Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) attached hereto.

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 30, 2009, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of €300,000,000, or such lesser amount as shall be the outstanding principal amount hereof after deduction of the aggregate principal amount of a Global Note (defined below) issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with the Conditions from February 1, 2006 in arrear on each Interest Payment Date, together with such additional amounts, if any, as may be payable under Section 6 of the Conditions, subject to and in accordance with the Conditions.

This Temporary Global Note will be deposited with JPMorgan Chase Bank, N.A. as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear or Clearstream may have directed). The principal amount of this Temporary Global Note shall be reduced on exchange for beneficial interests in a global note due 2009 (the “Global Note”) upon certification described in the next paragraph which (under the Fiscal Agency Agreement) may be issued in respect of this Temporary Global Note without Coupons by endorsement by the Fiscal Agent as specified below.

On and after the Restricted Period Expiration Date (as defined below) Euroclear or Clearstream may present to the Fiscal Agent one or more certificates signed by Euroclear or Clearstream, as the case may be, dated not earlier than the Restricted Period Expiration Date, substantially in the form of Exhibit D-1 to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of this Temporary Global Note, whereupon the Fiscal Agent will endorse on Schedule I hereto as a subtraction the amount of the portion of this Temporary Global Note in respect of which such certificates have been received in exchange, outside the United States, for a corresponding portion of the Global Note, or for corresponding amounts of definitive Notes in bearer form (the “Definitive Notes”) which (under the Fiscal Agency Agreement) may be issued in respect of the Global Note if Definitive Notes are then outstanding. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Each of Clearstream and Euroclear has agreed with the Company that upon the request of an account holder of a portion of this Temporary Global Note for the exchange of some or all of such portion of this Temporary Global Note for a corresponding portion of the Global Note (or for corresponding amounts of Definitive Notes in bearer form if Definitive Notes are then outstanding), accompanied by a certificate or certificates substantially in the form of Exhibit E-1 to the Fiscal Agency Agreement and dated not earlier than 15 days prior to the date of the certificate of Euroclear or Clearstream to which such certificate relates, it will deliver to the Fiscal Agent the certificate substantially in the form of Exhibit D-1 to the Fiscal Agency

A1-2

Agreement in respect of such portion of this Temporary Global Note (but only to the extent that the certificate of such account holder has not been modified by subsequent communications).

For the purposes hereof, “Restricted Period Expiration Date” shall mean the first business day following the period of 40 days from (but not including) the Closing Date, except that if additional 2009 Notes are issued, such period may be extended, at the sole discretion of the Company (without the consent of holders of 2009 Notes (or beneficial owners of this Temporary Global Note or the Global Note)) until the date that is 40 days after the closing date of such additional 2009 Notes, but in no event later than the date which is 90 days after the Closing Date.

Until the entire principal amount of this Temporary Global Note has been exchanged for beneficial interests in the Global Note or Definitive Notes, as applicable, holders of beneficial interests in this Temporary Global Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions as, a holder of beneficial interests in the Global Note for which such interests could be exchanged, except that neither the holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payments of principal of, or interest or Additional Amounts (if any) on, this Temporary Global Note, except as provided in the Fiscal Agency Agreement, the Conditions and in this Temporary Global Note.

No payment will be made on this Temporary Global Note unless exchange for an interest in the Global Note or Definitive Notes, as applicable, is improperly withheld or refused and the certification described above has been delivered.

All terms used in this Temporary Global Note which are defined in the Fiscal Agency Agreement, the Conditions or the Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Temporary Global Note shall not be valid or obligatory for any purpose.

This Temporary Global Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

A1-3

IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be signed on its behalf by its duly authorized representative.

Dated: February 1, 2006

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is the Temporary Global Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

A1-4

SCHEDULE I

PRINCIPAL AMOUNT OF THE TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Temporary Global Note for an interest in the Global Note have been made:

Date of Issuance	Principal Amount Issued in Exchange for a Portion of this Temporary Global Note	Remaining Principal Amount of this Temporary Global Note	Notation made on behalf of the Fiscal Agent

A1-5

EXHIBIT A-2

[FORM OF 2013 TEMPORARY GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

FORTUNE BRANDS, INC.

2013 TEMPORARY GLOBAL NOTE

representing

€500,000,000

4.00% Notes due January 30, 2013

This Note is a Temporary Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by Fortune Brands, Inc. (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “Notes”), in the aggregate principal amount of €500,000,000. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company and JPMorgan Chase Bank, N.A., as Fiscal Agent and Paying Agent. This Temporary Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) attached hereto.

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 30, 2013, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of €500,000,000, or such lesser amount as shall be the outstanding principal amount hereof after deduction of the aggregate principal amount of a Global Note (defined below) issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with the Conditions from February 1, 2006 in arrear on each Interest Payment Date, together with such additional amounts, if any, as may be payable under Section 6 of the Conditions, subject to and in accordance with the Conditions.

This Temporary Global Note will be deposited with JPMorgan Chase Bank, N.A. as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”),and Clearstream Banking, société anonyme (“Clearstream”) for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear or Clearstream may have directed). The principal amount of this Temporary Global Note shall be reduced on exchange for beneficial interests in a global note due 2013 (the “Global Note”) upon certification described in the next paragraph which (under the Fiscal Agency Agreement) may be issued in respect of this Temporary Global Note without Coupons by endorsement by the Fiscal Agent as specified below.

On and after the Restricted Period Expiration Date (as defined below) Euroclear or Clearstream may present to the Fiscal Agent one or more certificates signed by Euroclear or Clearstream, as the case may be, dated not earlier than the Restricted Period Expiration Date, substantially in the form of Exhibit D-2 to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of this Temporary Global Note, whereupon the Fiscal Agent will endorse on Schedule I hereto as a subtraction the amount of the portion of this Temporary Global Note in respect of which such certificates have been received in exchange, outside the United States, for a corresponding portion of the Global Note, or for corresponding amounts of definitive Notes in bearer form (the “Definitive Notes”) which (under the Fiscal Agency Agreement) may be issued in respect of the Global Note if Definitive Notes are then outstanding. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Each of Clearstream and Euroclear has agreed with the Company that upon the request of an account holder of a portion of this Temporary Global Note for the exchange of some or all of such portion of this Temporary Global Note for a corresponding portion of the Global Note (or for corresponding amounts of Definitive Notes in bearer form if Definitive Notes are then outstanding), accompanied by a certificate or certificates substantially in the form of Exhibit E-2 to the Fiscal Agency Agreement and dated not earlier than 15 days prior to the date of the certificate of Euroclear or Clearstream to which such certificate relates, it will deliver to the Fiscal Agent the certificate substantially in the form of Exhibit D-2 to the Fiscal Agency

A2-2

Agreement in respect of such portion of this Temporary Global Note (but only to the extent that the certificate of such account holder has not been modified by subsequent communications).

For the purposes hereof, “Restricted Period Expiration Date” shall mean the first business day following the period of 40 days from (but not including) the Closing Date, except that if additional 2013 Notes are issued, such period may be extended, at the sole discretion of the Company (without the consent of holders of 2013 Notes (or beneficial owners of this Temporary Global Note or the Global Note)) until the date that is 40 days after the closing date of such additional 2013 Notes, but in no event later than the date which is 90 days after the Closing Date.

Until the entire principal amount of this Temporary Global Note has been exchanged for beneficial interests in the Global Note or Definitive Notes, as applicable, holders of beneficial interests in this Temporary Global Note shall in all respects be entitled to the same benefits and subject to the same terms and conditions as, a holder of beneficial interests in the Global Note for which such interests could be exchanged, except that neither the holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payments of principal of, or interest or Additional Amounts (if any) on, this Temporary Global Note, except as provided in the Fiscal Agency Agreement, the Conditions and in this Temporary Global Note.

No payment will be made on this Temporary Global Note unless exchange for an interest in the Global Note or Definitive Notes, as applicable, is improperly withheld or refused and the certification described above has been delivered.

All terms used in this Temporary Global Note which are defined in the Fiscal Agency Agreement, the Conditions or the Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Temporary Global Note shall not be valid or obligatory for any purpose.

This Temporary Global Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

A2-3

IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be signed on its behalf by its duly authorized representative.

Dated: February 1, 2006

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is the Temporary Global Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

A2-4

SCHEDULE I

PRINCIPAL AMOUNT OF THE TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Temporary Global Note for an interest in the Global Note have been made:

Date of Issuance	Principal Amount Issued in Exchange for a Portion of this Temporary Global Note	Remaining Principal Amount of this Temporary Global Note	Notation made on behalf of the Fiscal Agent

A2-5

EXHIBIT B-1

[FORM OF 2009 DEFINITIVE NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

ISIN No. XS0243149951 €50,000

FORTUNE BRANDS, INC.

€300,000,000

3.50% Notes due January 30, 2009

Fortune Brands, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation), for value received hereby promises to pay to the bearer upon surrender hereof the principal sum of FIFTY THOUSAND EUROS (€50,000) on January 30, 2009 and to pay interest thereon, from the date hereof, in arrear on January 30 in each year (“Interest Payment Date”), commencing January 30, 2007 at the rate of 3.50% per annum until the principal hereof is paid or made available for payment but only upon presentment and surrender of interest Coupons attached hereto as they severally mature.

This Note is issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company and JPMorgan Chase Bank, N.A., as Fiscal Agent, and the Paying Agents named therein. This Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) attached thereto. All terms used in this Note which are defined in the Fiscal Agency Agreement or the Conditions shall, unless otherwise defined herein, have the meanings assigned to them therein.

Neither this Note nor any Coupon attached hereto shall become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent or an agent thereof acting under the Fiscal Agency Agreement.

This Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

B1-2

IN WITNESS WHEREOF, the Company has caused this Note and the Coupons appertaining hereto to be signed in facsimile on its behalf.

Dated:                     ,

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is a Definitive Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

B1-3

[FORM OF FACE OF 2009 COUPON]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Coupon Date]

FORTUNE BRANDS, INC.

€300,000,000

3.50% Notes due January 30, 2009

Unless the Note to which this Coupon appertains has been called for previous redemption and payment thereof duly provided for, Fortune Brands, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation), on the date set forth hereon, will pay to bearer (subject to the Terms and Conditions (the “Conditions”) of the Note, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to the Note), upon surrender hereof at the offices of the Paying Agents set forth on the reverse hereof (and/or any other Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the holders of the Notes) the sum of €1,750.

B1-4

Under the Conditions, the Note may, in certain circumstances, become due and payable before the maturity date of this Coupon. In any such event, this Coupon shall become void and no payment shall be made in respect thereof.

FORTUNE BRANDS, INC.

By:
Name:
Title:

B1-5

EXHIBIT B-2

[FORM OF 2013 DEFINITIVE NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

ISIN No. XS0243150967 €50,000

FORTUNE BRANDS, INC.

€500,000,000

4.00% Notes due January 30, 2013

Fortune Brands, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation), for value received hereby promises to pay to the bearer upon surrender hereof the principal sum of FIFTY THOUSAND EUROS (€50,000) on January 30, 2013 and to pay interest thereon, from the date hereof, in arrear on January 30 in each year (“Interest Payment Date”), commencing January 30, 2007 at the rate of 4.00% per annum until the principal hereof is paid or made available for payment but only upon presentment and surrender of interest Coupons attached hereto as they severally mature.

This Note is issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company and JPMorgan Chase Bank, N.A., as Fiscal Agent, and the Paying Agents named therein. This Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) attached thereto. All terms used in this Note which are defined in the Fiscal Agency Agreement or the Conditions shall, unless otherwise defined herein, have the meanings assigned to them therein.

Neither this Note nor any Coupon attached hereto shall become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Fiscal Agent or an agent thereof acting under the Fiscal Agency Agreement.

This Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

B2-2

IN WITNESS WHEREOF, the Company has caused this Note and the Coupons appertaining hereto to be signed in facsimile on its behalf.

Dated:                     ,

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is a Definitive Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

B2-3

[FORM OF FACE OF 2013 COUPON]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[Coupon Date]

FORTUNE BRANDS, INC.

€500,000,000

4.00% Notes due January 30, 2013

Unless the Note to which this Coupon appertains has been called for previous redemption and payment thereof duly provided for, Fortune Brands, Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation), on the date set forth hereon, will pay to bearer (subject to the Terms and Conditions (the “Conditions”) of the Note, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to the Note), upon surrender hereof at the offices of the Paying Agents set forth on the reverse hereof (and/or any other Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the holders of the Notes) the sum of €2,000.

B2-4

Under the Conditions, the Note may, in certain circumstances, become due and payable before the maturity date of this Coupon. In any such event, this Coupon shall become void and no payment shall be made in respect thereof.

FORTUNE BRANDS, INC.

By:
Name:
Title:

B2-5

EXHIBIT C-1

TERMS AND CONDITIONS OF THE 2009 NOTES

The €300,000,000 3.50% Notes due January 30, 2009 (“2009 Notes”) have been issued under a Fiscal Agency Agreement (“Fiscal Agency Agreement”) dated as of February 1, 2006, by and between Fortune Brands, Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as fiscal agent (“Fiscal Agent”). The Notes are limited to €300,000,000 aggregate principal amount and will bear interest from and including February 1, 2006 at the rate of 3.50% per annum, payable annually in arrear on January 30, of each year (an “Interest Payment Date”), commencing January 30, 2007 until the principal is paid or made available for payment. If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next day which is a Business Day and no additional interest shall be payable on account of such delayed payment. “Business Day” means any day, other than a Saturday or Sunday, which is both a day on which commercial banks are open for business in the relevant place of presentation and a day on which the Trans-European Real-Time Gross Settlement Express Transfer (TARGET) System is open. In the event that interest is to be calculated for a period of less than one year, it will be calculated on the basis of a 365-day year and the actual number of days elapsed (including the first day but excluding the last day).

The 2009 Notes are unsecured and unsubordinated obligations of the Company, and rank pari passu without preference among themselves and with all other present and future unsecured and unsubordinated obligations of the Company. Neither the Fiscal Agency Agreement nor the 2009 Notes limit other indebtedness or securities that may be incurred or issued by the Company; nor will they contain other restrictive financial covenants or similar restrictions on the Company, except as described in Section 7 under “Certain Covenants of the Company.”

SECTION 1. Delivery, Form and Denomination.

Each 2009 Note and 2009 Coupon will carry substantially the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The sections of the Internal Revenue Code (the “Code”) referred to in such legend provide that United States persons (as defined in the Code), with certain exceptions, will not be entitled to deduct any loss, and will not be entitled to capital gains treatment of any gain, on any sale, disposition or payment of principal of the Notes for United States federal income tax purposes. Title to the 2009 Notes will pass by delivery. The holder of a 2009 Note or any 2009 Coupon will be treated, to the extent permitted by law, by the Company, the Fiscal Agent, and all of their agents for all purposes as the owner of such 2009 Note or 2009 Coupon.

SECTION 2. Payments and Paying Agents.

Principal of the 2009 Notes will be payable against presentation and surrender of such 2009 Notes, and, in the case of 2009 Definitive Notes, interest on any 2009 Definitive Notes will be payable against presentation and surrender of the 2009 Coupons appertaining thereto as they severally mature, in either case, at the designated offices of such Paying Agents outside the United States and its possessions as the Company may appoint from time to time pursuant to the Fiscal Agency Agreement. Payments of interest due in respect of any 2009 Notes other than on presentation and surrender of matured 2009 Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant 2009 Note. Payments with respect to the 2009 Notes and the 2009 Coupons appertaining thereto will be made only in euro, subject to applicable laws and regulations, by euro check or, at the option of a holder, by transfer to a euro denominated account maintained by such holder with a bank outside the United States and its possessions. No payment with respect to any such 2009 Note or 2009 Coupon will be made at the office of the Fiscal Agent or at the offices of any Paying Agent appointed by the Company in the United States or its possessions, nor will any payment be made by transfer to an account, or by mail to an address, in the United States or its possessions.

In the event that any Interest Payment Date shall occur at a time when any portion of the principal amount of the 2009 Temporary Global Note (as defined in the Fiscal Agency Agreement) has not been exchanged (pursuant to the terms of the 2009 Temporary Global Note) for beneficial interests in the 2009 Global Note (as defined in the Fiscal Agency Agreement), payments of principal of, and interest and Additional

C1-2

Amounts (if any), on that portion of the principal amount of the 2009 Temporary Global Note that has not been exchanged for beneficial interests in the 2009 Global Note shall be held by the Fiscal Agent for payment to any holders of the 2009 Temporary Global Note only upon such exchange.

The Company has initially appointed JPMorgan Chase Bank, N.A., London, as the Paying Agent. The Company agrees that, so long as any of the 2009 Notes are outstanding, it will maintain Paying Agents only outside the United States and its possessions, and so long as the 2009 Notes are listed on the London Stock Exchange and the rules of the London Stock Exchange shall so require, it will maintain a Paying Agent in London for payments with respect to 2009 Definitive Notes and the 2009 Coupons appertaining thereto and where the 2009 Definitive Notes may be presented or surrendered for exchange and where notices and demands to or upon the Company in respect of the 2009 Notes, the 2009 Coupons, and the Fiscal Agency Agreement, may be served. The Company is under no obligation to maintain a listing for the 2009 Notes on the London Stock Exchange (or any other exchange), and may cause the 2009 Notes to be delisted in any circumstances, among others, where the continued listing would be unduly burdensome in the opinion of the Company.

The Company shall have the right at any time and from time to time to vary or terminate any appointment as Paying Agent or other agent and to appoint any other Paying Agents or other agencies in such other places outside the United States and its possessions as they may deem appropriate and shall give prompt notice thereof in the manner described below in the section entitled “Notices.”

The Company will also maintain at all times an office or agency in London solely for the purpose of receiving notices and demands (other than presentation of the 2009 Notes or 2009 Coupons or demands for payment) from the holders of the 2009 Notes and the 2009 Coupons but not for the purpose of making payments in respect of the 2009 Notes or the 2009 Coupons. The Company has initially appointed the office of the Fiscal Agent in London for the purpose of receiving notices and demands (other than demands for payment) from the holders of the 2009 Notes and 2009 Coupons.

Any monies paid by the Company to the Fiscal Agent for the payment of the principal of, or interest or Additional Amounts, if any, on, any 2009 Notes and remaining unclaimed at the end of two years after such principal, interest and Additional Amounts, if any, shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Company upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of, and interest or Additional Amounts, if any, on, any 2009 Note or 2009 Coupon as the same shall become due.

C1-3

SECTION 3. Redemption.

Except as provided below, the 2009 Notes may not be redeemed prior to maturity. Unless previously redeemed or repurchased and cancelled, the 2009 Notes will be payable at par on January 30, 2009 or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the 2009 Notes; provided that, if the maturity date of the 2009 Notes is not a Business Day, the 2009 Notes will be payable on the next succeeding Business Day (and no interest shall accrue for the period from January 30, 2009 to such payment date).

If: (i) at any time the Company becomes or would become obligated to pay Additional Amounts as described below under the heading “Payment of Additional Amounts” as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment becomes effective on or after the date of the Final Prospectus, then the Company may, at its option, redeem the 2009 Notes, as a whole but not in part, upon not more than 60 nor less than 30 days’ irrevocable notice at 100% of their principal amount, together with interest accrued and unpaid thereon to the date fixed for redemption and Additional Amounts, if any, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 2009 Notes then due. Prior to the publication of notice of redemption of the 2009 Notes pursuant to this paragraph, the Company will deliver to the Fiscal Agent: (i) a certificate signed on behalf of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to effect such redemption have occurred; and (ii) a copy of the written opinion of independent legal counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing with respect to United States federal income tax matters, that any payment made outside the United States by the Company or any Paying Agent (acting as agent for the Company and not as agent for the beneficial owner of a 2009 Note or 2009 Coupon) of the full amount of principal or interest due with respect to any 2009 Notes or 2009 Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority

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of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien as defined under “Payment of Additional Amounts”) of a beneficial owner of such 2009 Note or 2009 Coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) would be applicable only to a payment to any custodian, nominee, or other agent of the beneficial owner who is a United States person (as defined under “Payment of Additional Amounts”) or a U.S. Controlled Person (as defined in the following paragraph); provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)) the Company at its election will either (x) redeem all of the 2009 Notes, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to such 2009 Notes by payment of a United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any Paying Agent of the principal of and interest on such 2009 Note or 2009 Coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of the beneficial owner be disclosed to the Company, any Paying Agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the fourth parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (j) of the first paragraph under “Payment of Additional Amounts”, will not be less than the amount provided in such Note or the Coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under “Notices” below (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will

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redeem the relevant 2009 Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the relevant 2009 Notes must take place. If the Company elects to redeem such Notes, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem such Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing with respect to United States federal income tax matters, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of such 2009 Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the 2009 Notes at any time, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company shall redeem all of the 2009 Notes in accordance with the provisions of this paragraph.

A “U.S. Controlled Person” means a (i) U.S. person (as defined in the Code), (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50 percent or more of whose gross income was effectively connected with the conduct of a United States trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who, in the aggregate, hold more than 50 percent of the partnership’s income or capital interest or if, at any time during its tax year, it is engaged in the conduct of a trade or business in the United States.

SECTION 4. Purchases of Notes.

The Company may, directly or through one or more of its subsidiaries, at any time purchase 2009 Notes in the open market or otherwise at any price (provided that they are purchased together with all unmatured 2009 Coupons relating to such 2009 Notes). The 2009 Notes so purchased need not be cancelled but may not be re-issued or resold except by Fortune Brands, Inc. in connection with the Company’s initial issuance of the 2009 Notes. 2009 Notes so acquired may be delivered to the Fiscal Agent for cancellation or otherwise.

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SECTION 5. Cancellation.

All 2009 Notes so redeemed or purchased as specified above (except for 2009 Notes purchased by Fortune Brands, Inc.) and any unmatured 2009 Coupons attached to, or surrendered with, such Notes may not be re-issued or resold. All 2009 Notes so redeemed shall be cancelled. In the case of a Global Note, cancellation of any 2009 Note following its purchase will be effected by reduction in the principal amount of the Global Note.

SECTION 6. Payment of Additional Amounts.

The Company will pay as additional interest on the 2009 Notes or 2009 Coupons to the holder or beneficial owner of any 2009 Note or 2009 Coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any Paying Agents of principal of, or interest on, the 2009 Notes or 2009 Coupons, after deduction or withholding for, or on account of, any present or future tax, duty, assessment or other governmental charge imposed upon, or as a result of, such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such 2009 Note or 2009 Coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to an exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of the beneficial owner of the 2009 Note or 2009 Coupon), or (iii) such holder or beneficial owner being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation, a foreign tax exempt organization or a corporation which accumulates earnings to avoid United States federal income tax;

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(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2009 Note or 2009 Coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2009 Note or 2009 Coupon on any date during such 30-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal of or interest on such 2009 Note or 2009 Coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the 2009 Note or the 2009 Coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any 2009 Note or 2009 Coupon, if such payment can be made without such withholding by any other Paying Agent;

(h) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to

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an individual pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

(i) any tax, duty, assessment or other governmental charge that would not have been imposed in respect of any 2009 Note or 2009 Coupon if such 2009 Note or 2009 Coupon had been presented to another Paying Agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (j).

For purposes of the foregoing, the holding of or receipt of any payment with respect to a 2009 Note or a 2009 Coupon shall not constitute a connection between the holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the execution and delivery of the Fiscal Agency Agreement or issuance of the 2009 Notes.

Except as specifically provided in the 2009 Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien”, as used herein means a person that is not a “United States person” for United States federal income tax purposes. “United States person” for such purposes means a citizen of the United States, a resident of the United States for such purposes, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under U.S. Treasury Regulations that may be promulgated), an estate that is subject to United States federal income taxation without regard to the source of its income, or a trust that is subject to the primary supervision of a court within the United States and the control of a United States person or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person”.

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SECTION 7. Covenants; Restrictions on the Company.

(a) Restrictions on Borrowing by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue, assume, guarantee or incur any Funded Debt, except (i) Funded Debt owed to the Company or to a Restricted Subsidiary, or (ii) Funded Debt which is Secured Debt permitted by Section 7(b) without equally and ratably securing the 2009 Notes, or (iii) unsecured Funded Debt issued, assumed, guaranteed or incurred which represents an extension, renewal or refunding of Secured Debt permitted by the first paragraph of Section 7(b) to the extent of the principal amount of the Secured Debt so extended, renewed or refunded, or (iv) unsecured Funded Debt in an amount which, if it were Secured Debt, would be permitted by the second paragraph of Section 7(b) without equally and ratably securing the 2009 Notes, or (v) unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets and business of, any Person and which constitutes existing indebtedness or an existing guarantee of such Person, or (vi) unsecured Funded Debt of a Person existing at the time it becomes a Restricted Subsidiary, or (vii) Funded Debt created in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and the United States, any State thereof or any municipal government or other governmental body or agency or (viii) any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Funded Debt referred to in the foregoing clauses (i) through (vii).

(b) Restrictions on Secured Debt. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or incur any Secured Debt, without effectively providing that the 2009 Notes (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the 2009 Notes, including guarantees of indebtedness of others) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, except that this Section shall not apply to Secured Debt secured by:

(i) mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(ii) mortgages on property of any Person which is merged with, or all or a substantial part of whose properties are acquired by, the Company or any Restricted Subsidiary; provided, however, that any such mortgage shall have existed prior to such merger or acquisition and shall not have applied to any property owned by the Company or any Restricted Subsidiary immediately prior to such merger or acquisition;

(iii) mortgages upon or with respect to any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the

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date hereof which are created, incurred or assumed contemporaneously with, or within 90 days after, such acquisition, completion of construction or completion of improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages upon or with respect to any property existing at the time of acquisition thereof; provided, however, that any such mortgage shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(iv) mortgages which secure indebtedness owing to the Company or to a Restricted Subsidiary;

(v) the mortgage of any property of the Company or any Restricted Subsidiary in favor of the United States, or any State thereof, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary pursuant to the provisions of any contract or statute;

(vi) the mortgage of any property of the Company or any Restricted Subsidiary created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and the United States, any state thereof or any municipal government or other governmental body or agency; or

(vii) any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (vi), or of any indebtedness secured thereby; provided, however, that such extension, renewal or refunding mortgage shall be limited to all or any part of the same property that secured the mortgage extended, renewed or refunded (plus improvements on such property).

Notwithstanding the foregoing provisions of this Section 10.06, the Company and any one or more Restricted Subsidiaries may issue, assume, guarantee or incur Secured Debt, without equally and ratably securing the 2009 Notes, if after giving effect thereto, the sum of (x) the aggregate amount of all Secured Debt of the Company and its Restricted Subsidiaries (except Secured Debt described in clauses (i) through (vii) of the first paragraph of this Section 7(b)), (y) the aggregate Value of sale and lease back transactions to which Section 7(c) applies and (z) the aggregate amount of all unsecured outstanding Funded Debt of all Restricted Subsidiaries permitted under Section 7(a)(iv) (or any extension, renewal or refunding thereof), does not exceed 10% of Consolidated Net Tangible Assets.

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If the Company shall hereafter be required to secure the 2009 Notes equally and ratably with (or prior to) any other indebtedness pursuant to this Section 7(b), (y) the Company will promptly deliver to the Fiscal Agent an Officers’ Certificate stating that such covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel such covenant has been complied with, that any instruments executed by the Company or any Restricted Subsidiary in the performance of such covenant comply with the requirements of such covenant and that all steps necessary to perfect such security have been taken, and (z) the Fiscal Agent is hereby authorized to enter into such instruments and to take such action, if any, as it may deem advisable to enable it to enforce the rights of holders of 2009 Notes which are so secured.

(c) Restrictions on Sale and Lease Back Transactions. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (other than to the Company or to a Restricted Subsidiary) any property owned by the Company or any Restricted Subsidiary on the date hereof, which (as determined by Board Resolution) constitutes a major facility of the Company and its Restricted Subsidiaries, taken as a whole, with the intention of the Company or any Restricted Subsidiary taking back a lease of such property, except a lease for a temporary period (not exceeding five years) by the end of which it is intended that the use of such property by the lessee will be discontinued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may so sell any such property and lease it back if (x) the Company promptly gives notice of such sale to the Fiscal Agent; (y) the net proceeds of such sale are at least equal to the fair value (as determined by Board Resolution) of such property; and (z) the Company shall, and in any such case the Company covenants that it will, within 120 days after such sale, apply, or cause such Restricted Subsidiary to apply, not less than an amount equal to the net proceeds of such sale to the retirement of outstanding Funded Debt of the Company and/or any Restricted Subsidiary (other than any thereof which is owed to the Company or any Restricted Subsidiary and other than any thereof which is subordinate in right of payment to the Notes); provided, however, that the amount to be applied to the retirement of Funded Debt of the Company or such Restricted Subsidiary shall be reduced by:

(i) the amount of Secured Debt which the Company or such Restricted Subsidiary could at that time issue, assume, guarantee or incur pursuant to the second paragraph of Section 7(b) without equally and ratably securing the Notes, and

(ii) the principal amount of any debentures, notes or other instruments evidencing Funded Debt of the Company (which may include the

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2009 Notes) or of a Restricted Subsidiary delivered within 120 days after such sale to the applicable trustee for retirement and cancellation, other than any debentures, notes or other instruments retired by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

(d) Restrictions on Transfers of Property. The Company will not itself, and will not permit any Restricted Subsidiary to, transfer or lease any assets which, in the opinion of the Board of Directors, constitute a major facility of the Company and its Restricted Subsidiaries, taken as a whole, to any Subsidiary which would be a Restricted Subsidiary but for clauses (i) through (viii) of the definition of Restricted Subsidiary set forth below and clause (x) of such definition insofar as it relates to the said clauses (i) through (viii).

(e) Assumption of Obligations in Connection with Mergers and Acquisitions. Nothing herein shall prevent the Company or any Subsidiary, in connection with its merger with or acquisition of all or substantially all of the assets of any Person, from assuming all obligations and liabilities of such Person; provided, however, that no mortgage of such Person shall be so assumed if, as a result thereof, the property of the Company or any of its Restricted Subsidiaries immediately prior thereto would thereupon become subject to the lien of such mortgage, unless either the assumption by the Company or any Restricted Subsidiary of the obligations and liabilities secured by such mortgage would be permitted by the second paragraph of Section 7(b) without equally and ratably securing the 2009 Notes simultaneously therewith or prior thereto effective provision shall be made for the securing of the 2009 Notes by a prior lien on such property.

For purposes of this Section 7:

“Board of Directors” means the Board of Directors of the Company, the Executive Committee of such Board of Directors or any other committee of such Board of Directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution delivered to the Fiscal Agent and certified by the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board of Directors of the Company, or by the Secretary or an Assistant Secretary of the Company or the Secretary of the Executive Committee of such Board of Directors as having been duly adopted by such Executive Committee, or by the Secretary or an Assistant Secretary of the Company or the Secretary of any other committee of such Board of Directors duly authorized to act for it hereunder as having been duly adopted by such other committee.

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“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets as determined by the Company and set forth in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and the minority interest of others.

“Funded Debt” means (i) all indebtedness for money borrowed which by its terms matures more than 12 months from the creation, extension or renewal thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after its creation, extension or renewal and (ii) all guarantees, direct or indirect, of such indebtedness of others or of dividends; provided, however, that Funded Debt shall not include endorsements of negotiable instruments for collection, deposit or negotiation and guarantees by the Company or a Restricted Subsidiary arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services. The Company or a Restricted Subsidiary shall be deemed to have assumed any Funded Debt secured by any mortgage upon any of its property or assets whether or not it has actually done so.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary other than (i) each Subsidiary organized and existing under laws other than the laws of the United States or a state thereof, (ii) each Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside of the United States, (iii) each Subsidiary the primary business of which consists of finance, banking, credit, leasing, insurance, financial services, or similar operations or any combination thereof, (iv) each Subsidiary the primary business of which consists of the ownership, construction, management, operation, sale or leasing of real property or improvements thereon, or similar operations or any combination thereof, (v) each Subsidiary the primary business of which consists of the exploration for, or the extraction, production, transporting, or marketing of, petroleum or gas or other extracted substances, or similar operations or any combination thereof, (vi) each Subsidiary the primary business of which consists of the ownership or operation of one or more transportation businesses or facilities or equipment related thereto or similar operations or any combination thereof, (vii) each Subsidiary the primary business of which consists of obtaining funds with which to make investments outside of the United States, (viii) each Subsidiary

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substantially all of the assets of which consist of the ownership directly or indirectly of the capital stock of one or more Subsidiaries covered by the preceding clauses (i) through (vii), (ix) each Subsidiary which the Company or any Subsidiary is, by the terms of the final order of any court of competent jurisdiction from which no further appeal may be taken, required to dispose of and which shall by Board Resolution be determined not to be a Restricted Subsidiary, effective as of the date specified in such resolution and (x) any corporation a majority of the voting shares of which shall at the time be owned directly or indirectly by one or more corporations specified in the preceding clauses (i) through (ix); provided, however, that the Board of Directors may by Board Resolution declare any such Subsidiary to be a Restricted Subsidiary, effective as of the date such resolution is adopted.

“Secured Debt” means indebtedness for money borrowed if such indebtedness is secured by a mortgage upon any assets of the Company or a Restricted Subsidiary, including in such assets, without limitation, shares of stock or indebtedness of any Restricted Subsidiary owned by the Company or another Restricted Subsidiary. Indebtedness secured by mortgages on property existing at the time it is acquired and mortgages securing any part of the purchase price of property purchased, constructed or improved shall be deemed to be indebtedness for money borrowed. The Company or a Restricted Subsidiary shall be deemed to have assumed any indebtedness secured by any mortgage upon any of its property or assets whether or not it has actually done so.

“Subsidiary” means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Value” means, as to any sale and lease back transaction to which Section 7(c) applies, the product of (x) the net proceeds from any such sale (less the amount applied in connection with such sale to the retirement of outstanding Funded Debt in accordance with Section 7(c) and (y) a fraction, the numerator of which is the number of full years of the term of the lease relating to such property (without regard to any options to renew or extend such term) remaining at the time of the determination of such value and the denominator of which is the number of full years of such term at the time of such sale.

SECTION 8. Meeting of Holders and Waivers of Covenants.

The Fiscal Agency Agreement provides that the Company may, upon the notice specified in the Fiscal Agency Agreement, call a meeting of holders of 2009 Notes or solicit the written consent of holders of 2009 Notes for the purpose of obtaining a waiver of any covenant or condition set forth above under “Covenants, Restrictions on

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the Company”, or obtaining a waiver of past default by the Company under any of the terms and conditions of the Fiscal Agency Agreement or the 2009 Notes, or modifying or amending the Fiscal Agency Agreement or the 2009 Notes on the terms and conditions set forth in Section 14 of the Fiscal Agency Agreement. Notwithstanding any contrary provision in Section 14 of the Fiscal Agency Agreement, without the consent of the holder of each 2009 Note affected thereby, no modification, amendment or waiver of the Fiscal Agency Agreement or the 2009 Notes may: (i) waive a default in the payment of the principal of, or interest on, any such 2009 Note, or change the stated maturity of the principal of or any installment of interest on any such 2009 Note; (ii) reduce the principal amount of or the rate of interest on any such 2009 Note or change the obligation of the Company to pay Additional Amounts with respect to such 2009 Note; (iii) change the currency of payment of principal of or interest on any such 2009 Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such 2009 Note; (v) reduce the percentage of the aggregate amount of 2009 Notes outstanding necessary to modify or amend the Fiscal Agency Agreement as it relates to the 2009 Notes or to modify or amend the 2009 Notes or reduce the percentage of votes or written consents required for the adoption of any action at a meeting of or pursuant to the written consent of holders of 2009 Notes; or (vi) modify the obligation of the Company in Section 2 hereof to maintain an office or agency outside the United States for the purposes specified therein.

SECTION 9. Events of Default.

(a) “Event of Default” wherever used herein with respect to the 2009 Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the due and punctual payment of any installment of interest upon (and Additional Amounts, if any, on) the 2009 Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

(ii) default in the due and punctual payment of the principal of the 2009 Notes as and when the same shall become due and payable either at maturity, by declaration as authorized by this Fiscal Agency Agreement, or otherwise; or

(iii) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on its part in the 2009 Notes or in the Fiscal Agency Agreement for a period of 60 days after the date on which written notice of such failure requiring the Company to remedy the same shall have been given to the Company by the holder of a 2009 Note; or

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(iv) entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, or the taking of corporate action by the Company in furtherance of any such action.

(b) If an Event of Default with respect to any 2009 Note occurs and is continuing, then holders of not less than 25% in aggregate principal amount of the outstanding 2009 Notes may declare the principal of the 2009 Notes (and the interest accrued thereon) to be due and payable immediately, by a notice in writing to the Company and the Fiscal Agent, and upon any such declaration, unless such Event of Default shall have been cured by the Company prior to receipt by it and the Fiscal Agent of such written notice, such principal and interest shall become immediately due and payable. Any acceleration of the 2009 Notes may be rescinded, and any Event of Default of the 2009 Notes may be waived, by the holders of a majority in aggregate principal amount of the outstanding 2009 Notes, except a default in payment declared by a particular holder pursuant to clause (i) or (ii) by written notice to the Company and the Fiscal Agent.

SECTION 10. Consolidation, Merger, and Sale of Assets.

(a) Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer

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the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, in form executed, delivered and satisfactory to the Fiscal Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the 2009 Notes and the performance of every covenant of the Fiscal Agency Agreement on the part of the Company to be performed or observed in respect of 2009 Notes;

(ii) immediately after giving effect to such transaction, no Event of Default in respect of the 2009 Notes, and no event which, after notice or lapse of time, or both, would become an Event of Default in respect of the 2009 Notes, shall have happened and be continuing;

(iii) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall have agreed, by an amendment of these Conditions (which amendment shall be effective upon execution by the Company, without further notice to or action on the part of any holder of 2009 Notes or any other person) delivered to the Fiscal Agent, to indemnify the individuals liable therefor the amount of United States federal estate tax attributable to or paid in respect of any 2009 Notes includable in the gross estate of an individual who is not a citizen or resident of the United States at the time of death; and

(iv) the Company has delivered to the Fiscal Agent a certificate of an authorized officer of the Company and a written opinion of counsel (which may be counsel for the Company) each stating that such consolidation, merger, conveyance or transfer and such amendment comply with this Section and that all conditions precedent herein provided for relating to such transaction have be complied with.

(b) 2009 Notes to be Secured in Certain Events. If, upon any merger or consolidation of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with the Article 8 of the Fiscal Agency Agreement to any Person, any of the property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any mortgage, the Company will, simultaneously with or prior to such consolidation, merger, conveyance or transfer make effective provision for the securing of principal of (and premium, if any, on) and interest, if any, on the 2009 Notes (equally and ratably with any other indebtedness then entitled thereto) by a prior lien upon such property.

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SECTION 11. Replacement of Notes and Coupons.

If any 2009 Note (including any 2009 Coupon) is mutilated, defaced or apparently destroyed, lost or stolen, the Fiscal Agent will replace such 2009 Note (in such capacity, the “Replacement Agent”) by issuing a new 2009 Note upon the surrender of such mutilated or defaced 2009 Note or delivery of satisfactory evidence of the destruction, loss or theft thereof to the Replacement Agent. In any such case, indemnity satisfactory to the Fiscal Agent and the Company may be required of the holder of such 2009 Note before a replacement 2009 Note will be issued. All expenses associated with obtaining such indemnity and in issuing the new 2009 Note shall be borne by the owner of the mutilated, defaced or apparently destroyed, lost or stolen 2009 Note.

SECTION 12. Prescription.

Under New York’s statute of limitations, any legal action to enforce the Company’s payment obligations evidenced by the 2009 Notes or the 2009 Coupons must be commenced within 6 years after the payment thereof is due; thereafter the Company’s payment obligations will generally become unenforceable.

SECTION 13. Further Issues.

The Company may, without the consent of the holders of the 2009 Notes and 2009 Coupons, issue from time to time additional 2009 Notes under the Fiscal Agency Agreement, which will be treated as a single series with the 2009 Notes offered hereby.

SECTION 14. Applicable Law.

(a) The 2009 Notes shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City and County of New York over any suit, action or proceeding arising out of or related to the 2009 Notes or the 2009 Coupons. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in

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any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

(c) As long as any of the Notes remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to the 2009 Notes or the 2009 Coupons. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, New York 10011 (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Fiscal Agent), with a copy to the Company at the address for notices set forth in the Fiscal Agency Agreement; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

SECTION 15. Notices.

All notices to the holders of interests in the 2009 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) or, if publication in London is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the holder of the 2009 Notes in accordance with this paragraph.

Until such time as any 2009 Definitive Notes are issued, there may, so long as the Temporary Global Note is held in its entirety on behalf of Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), be substituted for such publication in London, the delivery of the relevant notice to Euroclear and Clearstream for communication by them to the persons shown in their records as having interests in the Temporary Global Note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to Euroclear and Clearstream.

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SECTION 16. No Recourse.

No recourse shall be had for the payment of the principal of or the interest on the 2009 Notes or 2009 Coupons, or for any claim based hereon or thereon, or otherwise in respect hereof or thereof, or based on or in respect of the Fiscal Agency Agreement, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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EXHIBIT C-2

TERMS AND CONDITIONS OF THE 2013 NOTES

The €500,000,000 4.00% Notes due January 30, 2013 (“2013 Notes”) have been issued under a Fiscal Agency Agreement (“Fiscal Agency Agreement”) dated as of February 1, 2006, by and between Fortune Brands, Inc. (the “Company”) and JPMorgan Chase Bank, N.A., as fiscal agent (“Fiscal Agent”). The Notes are limited to €500,000,000 aggregate principal amount and will bear interest from and including February 1, 2006 at the rate of 4.00% per annum, payable annually in arrear on January 30, of each year (an “Interest Payment Date”), commencing January 30, 2007 until the principal is paid or made available for payment. If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined below), the Interest Payment Date shall be postponed to the next day which is a Business Day and no additional interest shall be payable on account of such delayed payment. “Business Day” means any day, other than a Saturday or Sunday, which is both a day on which commercial banks are open for business in the relevant place of presentation and a day on which the Trans-European Real-Time Gross Settlement Express Transfer (TARGET) System is open. In the event that interest is to be calculated for a period of less than one year, it will be calculated on the basis of a 365-day year and the actual number of days elapsed (including the first day but excluding the last day).

The 2013 Notes are unsecured and unsubordinated obligations of the Company, and rank pari passu without preference among themselves and with all other present and future unsecured and unsubordinated obligations of the Company. Neither the Fiscal Agency Agreement nor the 2013 Notes limit other indebtedness or securities that may be incurred or issued by the Company; nor will they contain other restrictive financial covenants or similar restrictions on the Company, except as described in Section 7 under “Covenants; Restrictions on the Company.”

SECTION 1. Delivery, Form and Denomination.

Each 2013 Note and 2013 Coupon will carry substantially the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The sections of the Internal Revenue Code (the “Code”) referred to in such legend provide that United States persons (as defined in the Code), with certain exceptions, will not be entitled to deduct any loss, and will not be entitled to capital gains treatment of any gain, on any sale, disposition or payment of principal of the Notes for United States federal income tax purposes. Title to the 2013 Notes will pass by delivery. The holder of a 2013 Note or any 2013 Coupon will be treated, to the extent permitted by law, by the Company, the Fiscal Agent, and all of their agents for all purposes as the owner of such 2013 Note or 2013 Coupon.

SECTION 2. Payments and Paying Agents.

Principal of the 2013 Notes will be payable against presentation and surrender of such 2013 Notes, and, in the case of 2013 Definitive Notes, interest on any 2013 Definitive Notes will be payable against presentation and surrender of the 2013 Coupons appertaining thereto as they severally mature, in either case, at the designated offices of such Paying Agents outside the United States and its possessions as the Company may appoint from time to time pursuant to the Fiscal Agency Agreement. Payments of interest due in respect of any 2013 Notes other than on presentation and surrender of matured Coupons shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant 2013 Note. Payments with respect to the 2013 Notes and the 2013 Coupons appertaining thereto will be made only in euro, subject to applicable laws and regulations, by euro check or, at the option of a holder, by transfer to a euro denominated account maintained by such holder with a bank outside the United States and its possessions. No payment with respect to any such 2013 Note or 2013 Coupon will be made at the office of the Fiscal Agent or at the offices of any Paying Agent appointed by the Company in the United States or its possessions, nor will any payment be made by transfer to an account, or by mail to an address, in the United States or its possessions.

In the event that any Interest Payment Date shall occur at a time when any portion of the principal amount of the 2013 Temporary Global Note (as defined in the Fiscal Agency Agreement) has not been exchanged (pursuant to the terms of the 2013 Temporary Global Note) for beneficial interests in the 2013 Global Note (as defined in the Fiscal Agency Agreement), payments of principal of, and interest and Additional

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Amounts (if any), on that portion of the principal amount of the 2013 Temporary Global Note that has not been exchanged for beneficial interests in the 2013 Global Note shall be held by the Fiscal Agent for payment to any holders of the 2013 Temporary Global Note only upon such exchange.

The Company has initially appointed JPMorgan Chase Bank, N.A. London, as the Paying Agent. The Company agrees that, so long as any of the 2013 Notes are outstanding, it will maintain Paying Agents only outside the United States and its possessions, and so long as the 2013 Notes are listed on the London Stock Exchange and the rules of the London Stock Exchange shall so require, it will maintain a Paying Agent in London for payments with respect to 2013 Definitive Notes and the 2013 Coupons appertaining thereto and where the 2013 Definitive Notes may be presented or surrendered for exchange and where notices and demands to or upon the Company in respect of the 2013 Notes, the 2013 Coupons, and the Fiscal Agency Agreement, may be served. The Company is under no obligation to maintain a listing for the 2013 Notes on the London Stock Exchange (or any other exchange), and may cause the 2013 Notes to be delisted in any circumstances, among others, where the continued listing would be unduly burdensome in the opinion of the Company.

The Company shall have the right at any time and from time to time to vary or terminate any appointment as Paying Agent or other agent and to appoint any other Paying Agents or other agencies in such other places outside the United States and its possessions as they may deem appropriate and shall give prompt notice thereof in the manner described below in the section entitled “Notices.”

The Company will also maintain at all times an office or agency in London solely for the purpose of receiving notices and demands (other than presentation of the 2013 Notes or 2013 Coupons or demands for payment) from the holders of the 2013 Notes and the 2013 Coupons but not for the purpose of making payments in respect of the 2013 Notes or the 2013 Coupons. The Company has initially appointed the office of the Fiscal Agent in London for the purpose of receiving notices and demands (other than demands for payment) from the holders of the 2013 Notes and 2013 Coupons.

Any monies paid by the Company to the Fiscal Agent for the payment of the principal of, or interest or Additional Amounts, if any, on, any 2013 Notes and remaining unclaimed at the end of two years after such principal, interest and Additional Amounts, if any, shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Company upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of, and interest or Additional Amounts, if any, on, any 2013 Note or 2013 Coupon as the same shall become due.

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SECTION 3. Redemption.

Except as provided below, the 2013 Notes may not be redeemed prior to maturity. Unless previously redeemed or repurchased and cancelled, the 2013 Notes will be payable at par on January 30, 2013 or such earlier date on which the same shall be due and payable in accordance with the terms and conditions of the 2013 Notes; provided that, if the maturity date of the 2013 Notes is not a Business Day, the 2013 Notes will be payable on the next succeeding Business Day (and no interest shall accrue for the period from January 30, 2013 to such payment date).

If: (i) at any time the Company becomes or would become obligated to pay Additional Amounts as described below under the heading “Payment of Additional Amounts” as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment becomes effective on or after the date of the Final Prospectus, then the Company may, at its option, redeem the 2013 Notes, as a whole but not in part, upon not more than 60 nor less than 30 days’ irrevocable notice at 100% of their principal amount, together with interest accrued and unpaid thereon to the date fixed for redemption and Additional Amounts, if any, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 2013 Notes then due. Prior to the publication of notice of redemption of the 2013 Notes pursuant to this paragraph, the Company will deliver to the Fiscal Agent: (i) a certificate signed on behalf of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to effect such redemption have occurred; and (ii) a copy of the written opinion of independent legal counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

In addition, if the Company determines, based upon a written opinion of independent legal counsel of recognized standing with respect to United States federal income tax matters, that any payment made outside the United States by the Company or any Paying Agent (acting as agent for the Company and not as agent for the beneficial owner of a 2013 Note or 2013 Coupon) of the full amount of principal or interest due with respect to any 2013 Notes or 2013 Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification, documentation, information or other reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority

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of the nationality, residence or identity (as distinguished from, for example, status as a United States Alien as defined under “Payment of Additional Amounts”) of a beneficial owner of such 2013 Note or 2013 Coupon who is a United States Alien (other than such a requirement which (a) would not be applicable to payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) can be satisfied by the holder who is not the beneficial owner thereof or the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, (c) would be applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to the beneficial owner, or (d) would be applicable only to a payment to any custodian, nominee, or other agent of the beneficial owner who is a United States person (as defined under “Payment of Additional Amounts”) or a U.S. Controlled Person (as defined in the following paragraph); provided that in each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement other than any such requirement which is imposed on a custodian, nominee, or other agent described in clause (d)) the Company at its election will either (x) redeem all of the 2013 Notes, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date, or (y) if and so long as the certification, identification, documentation, information or other reporting requirements referred to in this paragraph would be fully satisfied with respect to such 2013 Notes by payment of a United States withholding, backup withholding or similar tax, pay such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or any Paying Agent of the principal of and interest on such 2013 Note or 2013 Coupon appertaining thereto to a beneficial owner who is a United States Alien (but without any requirement that the nationality, residence or identity (as distinguished from, for example, status as a United States Alien) of the beneficial owner be disclosed to the Company, any Paying Agent or any United States governmental authority), after deduction or withholding for or on account of such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which would not be applicable in the circumstances referred to in the fourth parenthetical clause of the first sentence of this paragraph) but before deduction or withholding on account of any tax, duty, assessment or other governmental charge described in (a) through (j) of the first paragraph under “Payment of Additional Amounts”, will not be less than the amount provided in such Note or the Coupon to be then due and payable. The Company will make such determination and election and notify the Fiscal Agent as soon as practicable, and the Fiscal Agent will promptly give notice of such determination in the manner provided under “Notices” below (the “Determination Notice”) stating the effective date of such certification, identification, documentation, information or other reporting requirement, whether the Company will

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redeem the relevant 2013 Notes or will pay the Additional Amounts specified in this paragraph and (if applicable) the last date by which the redemption of the relevant 2013 Notes must take place. If the Company elects to redeem such Notes, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Fiscal Agent at least 60 days before such date, unless shorter notice is acceptable to the Fiscal Agent. Notwithstanding the foregoing, the Company will not so redeem such Notes if the Company, based upon a written opinion of independent legal counsel of recognized standing with respect to United States federal income tax matters, subsequently determines, not less than 30 days prior to the redemption date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Fiscal Agent in writing, and the Fiscal Agent will promptly give notice to the holders of such 2013 Notes of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, (A) the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all of the 2013 Notes at any time, upon not less than 30 nor more than 60 days’ prior notice as described under “Notices” below, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the redemption date but without deduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts and (B) if the condition specified in clause (y) above is no longer satisfied, the Company shall redeem all of the 2013 Notes in accordance with the provisions of this paragraph.

A “U.S. Controlled Person” means a (i) U.S. person (as defined in the Code), (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50 percent or more of whose gross income was effectively connected with the conduct of a United States trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who, in the aggregate, hold more than 50 percent of the partnership’s income or capital interest or if, at any time during its tax year, it is engaged in the conduct of a trade or business in the United States.

SECTION 4. Purchases of Notes.

The Company may, directly or through one or more of its subsidiaries, at any time purchase 2013 Notes in the open market or otherwise at any price (provided that they are purchased together with all unmatured 2013 Coupons relating to such 2013 Notes). The 2013 Notes so purchased need not be cancelled but may not be re-issued or resold except by Fortune Brands, Inc. in connection with the Company’s initial issuance of the 2013 Notes. 2013 Notes so acquired may be delivered to the Fiscal Agent for cancellation or otherwise.

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SECTION 5. Cancellation.

All 2013 Notes so redeemed or purchased as specified above (except for 2013 Notes purchased by Fortune Brands, Inc.) and any unmatured 2013 Coupons attached to, or surrendered with, such 2013 Notes may not be re-issued or resold. All 2013 Notes so redeemed shall be cancelled. In the case of a Global Note, cancellation of any 2013 Note following its purchase will be effected by reduction in the principal amount of the Global Note.

SECTION 6. Payment of Additional Amounts.

The Company will pay as additional interest on the 2013 Notes or 2013 Coupons to the holder or beneficial owner of any 2013 Note or 2013 Coupon who is a United States Alien such additional amounts (“Additional Amounts”) as may be necessary in order that every net payment by the Company or any Paying Agents of principal of, or interest on, the 2013 Notes or 2013 Coupons, after deduction or withholding for, or on account of, any present or future tax, duty, assessment or other governmental charge imposed upon, or as a result of, such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note or Coupon to be then due and payable before any such tax, duty, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

(a) any tax, duty, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or beneficial owner to comply with any requirement under United States income tax laws and regulations to establish entitlement to an exemption from such tax, duty, assessment or other governmental charge (other than any such exemption which is conditioned upon the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of the beneficial owner of the 2013 Note or 2013 Coupon), or (iii) such holder or beneficial owner being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company, a foreign private foundation, a foreign tax exempt organization or a corporation which accumulates earnings to avoid United States federal income tax;

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(b) any tax, duty, assessment or other governmental charge imposed by reason of the holder or beneficial owner (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company, (ii) being a bank receiving interest described in section 881(c)(3)(A) of the Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by stock ownership;

(c) any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder or beneficial owner of such 2013 Note or 2013 Coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts on presenting such 2013 Note or 2013 Coupon on any date during such 30-day period;

(d) any estate, inheritance, gift, sales, transfer, personal property, wealth, interest equalization or any similar tax, assessment or governmental charge;

(e) any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal of or interest on such 2013 Note or 2013 Coupon;

(f) any tax, duty, assessment or other governmental charge which is payable by a holder that is not the beneficial owner of the 2013 Note or the 2013 Coupon, or a portion of either, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(g) any tax, duty, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of or interest on any 2013 Note or 2013 Coupon, if such payment can be made without such withholding by any other Paying Agent;

(h) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to

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an individual pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such European Council Directive;

(i) any tax, duty, assessment or other governmental charge that would not have been imposed in respect of any 2013 Note or 2013 Coupon if such 2013 Note or 2013 Coupon had been presented to another Paying Agent in a Member State of the European Union; or

(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i).

For purposes of the foregoing, the holding of or receipt of any payment with respect to a 2013 Note or a 2013 Coupon shall not constitute a connection between the holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States.

The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority therein with respect to the execution and delivery of the Fiscal Agency Agreement or issuance of the 2013 Notes.

Except as specifically provided in the 2013 Notes, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

“United States Alien”, as used herein means a person that is not a “United States person” for United States federal income tax purposes. “United States person” for such purposes means a citizen of the United States, a resident of the United States for such purposes, a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (other than any partnership treated as foreign under U.S. Treasury Regulations that may be promulgated), an estate that is subject to United States federal income taxation without regard to the source of its income, or a trust that is subject to the primary supervision of a court within the United States and the control of a United States person or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person”.

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SECTION 7. Covenants; Restrictions on the Company.

(a) Restrictions on Borrowing by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue, assume, guarantee or incur any Funded Debt, except (i) Funded Debt owed to the Company or to a Restricted Subsidiary, or (ii) Funded Debt which is Secured Debt permitted by Section 7(b) without equally and ratably securing the 2013 Notes, or (iii) unsecured Funded Debt issued, assumed, guaranteed or incurred which represents an extension, renewal or refunding of Secured Debt permitted by the first paragraph of Section 7(b) to the extent of the principal amount of the Secured Debt so extended, renewed or refunded, or (iv) unsecured Funded Debt in an amount which, if it were Secured Debt, would be permitted by the second paragraph of Section 7(b) without equally and ratably securing the Notes, or (v) unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets and business of, any Person and which constitutes existing indebtedness or an existing guarantee of such Person, or (vi) unsecured Funded Debt of a Person existing at the time it becomes a Restricted Subsidiary, or (vii) Funded Debt created in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and the United States, any State thereof or any municipal government or other governmental body or agency or (viii) any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any Funded Debt referred to in the foregoing clauses (i) through (vii).

(b) Restrictions on Secured Debt. The Company will not, and will not permit any Restricted Subsidiary to, issue, assume, guarantee or incur any Secured Debt, without effectively providing that the 2013 Notes (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created ranking equally with the 2013 Notes, including guarantees of indebtedness of others) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, except that this Section shall not apply to Secured Debt secured by:

(i) mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(ii) mortgages on property of any Person which is merged with, or all or a substantial part of whose properties are acquired by, the Company or any Restricted Subsidiary; provided, however, that any such mortgage shall have existed prior to such merger or acquisition and shall not have applied to any property owned by the Company or any Restricted Subsidiary immediately prior to such merger or acquisition;

(iii) mortgages upon or with respect to any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the

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date hereof which are created, incurred or assumed contemporaneously with, or within 90 days after, such acquisition, completion of construction or completion of improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages upon or with respect to any property existing at the time of acquisition thereof; provided, however, that any such mortgage shall not apply to any property theretofore owned by the Company or any Restricted Subsidiary other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(iv) mortgages which secure indebtedness owing to the Company or to a Restricted Subsidiary;

(v) the mortgage of any property of the Company or any Restricted Subsidiary in favor of the United States, or any State thereof, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary pursuant to the provisions of any contract or statute;

(vi) the mortgage of any property of the Company or any Restricted Subsidiary created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between the Company or any Restricted Subsidiary and the United States, any state thereof or any municipal government or other governmental body or agency; or

(vii) any extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (vi), or of any indebtedness secured thereby; provided, however, that such extension, renewal or refunding mortgage shall be limited to all or any part of the same property that secured the mortgage extended, renewed or refunded (plus improvements on such property).

Notwithstanding the foregoing provisions of this Section 10.06, the Company and any one or more Restricted Subsidiaries may issue, assume, guarantee or incur Secured Debt, without equally and ratably securing the Notes, if after giving effect thereto, the sum of (x) the aggregate amount of all Secured Debt of the Company and its Restricted Subsidiaries (except Secured Debt described in clauses (i) through (vii) of the first paragraph of this Section 7(b)), (y) the aggregate Value of sale and lease back transactions to which Section 7(c) applies and (z) the aggregate amount of all unsecured outstanding Funded Debt of all Restricted Subsidiaries permitted under Section 7(a)(iv) (or any extension, renewal or refunding thereof), does not exceed 10% of Consolidated Net Tangible Assets.

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If the Company shall hereafter be required to secure the 2013 Notes equally and ratably with (or prior to) any other indebtedness pursuant to this Section 7(b), (y) the Company will promptly deliver to the Fiscal Agent an Officers’ Certificate stating that such covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel such covenant has been complied with, that any instruments executed by the Company or any Restricted Subsidiary in the performance of such covenant comply with the requirements of such covenant and that all steps necessary to perfect such security have been taken, and (z) the Fiscal Agent is hereby authorized to enter into such instruments and to take such action, if any, as it may deem advisable to enable it to enforce the rights of holders of 2013 Notes which are so secured.

(c) Restrictions on Sale and Lease Back Transactions. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (other than to the Company or to a Restricted Subsidiary) any property owned by the Company or any Restricted Subsidiary on the date hereof, which (as determined by Board Resolution) constitutes a major facility of the Company and its Restricted Subsidiaries, taken as a whole, with the intention of the Company or any Restricted Subsidiary taking back a lease of such property, except a lease for a temporary period (not exceeding five years) by the end of which it is intended that the use of such property by the lessee will be discontinued. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may so sell any such property and lease it back if (x) the Company promptly gives notice of such sale to the Fiscal Agent; (y) the net proceeds of such sale are at least equal to the fair value (as determined by Board Resolution) of such property; and (z) the Company shall, and in any such case the Company covenants that it will, within 120 days after such sale, apply, or cause such Restricted Subsidiary to apply, not less than an amount equal to the net proceeds of such sale to the retirement of outstanding Funded Debt of the Company and/or any Restricted Subsidiary (other than any thereof which is owed to the Company or any Restricted Subsidiary and other than any thereof which is subordinate in right of payment to the 2013 Notes); provided, however, that the amount to be applied to the retirement of Funded Debt of the Company or such Restricted Subsidiary shall be reduced by:

(i) the amount of Secured Debt which the Company or such Restricted Subsidiary could at that time issue, assume, guarantee or incur pursuant to the second paragraph of Section 7(b) without equally and ratably securing the 2013 Notes, and

(ii) the principal amount of any debentures, notes or other instruments evidencing Funded Debt of the Company (which may include the

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2013 Notes) or of a Restricted Subsidiary delivered within 120 days after such sale to the applicable trustee for retirement and cancellation, other than any debentures, notes or other instruments retired by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

(d) Restrictions on Transfers of Property. The Company will not itself, and will not permit any Restricted Subsidiary to, transfer or lease any assets which, in the opinion of the Board of Directors, constitute a major facility of the Company and its Restricted Subsidiaries, taken as a whole, to any Subsidiary which would be a Restricted Subsidiary but for clauses (i) through (viii) of the definition of Restricted Subsidiary set forth below and clause (x) of such definition insofar as it relates to the said clauses (i) through (viii).

(e) Assumption of Obligations in Connection with Mergers and Acquisitions. Nothing herein shall prevent the Company or any Subsidiary, in connection with its merger with or acquisition of all or substantially all of the assets of any Person, from assuming all obligations and liabilities of such Person; provided, however, that no mortgage of such Person shall be so assumed if, as a result thereof, the property of the Company or any of its Restricted Subsidiaries immediately prior thereto would thereupon become subject to the lien of such mortgage, unless either the assumption by the Company or any Restricted Subsidiary of the obligations and liabilities secured by such mortgage would be permitted by the second paragraph of Section 7(b) without equally and ratably securing the Notes simultaneously therewith or prior thereto effective provision shall be made for the securing of the Notes by a prior lien on such property.

For purposes of this Section 7:

“Board of Directors” means the Board of Directors of the Company, the Executive Committee of such Board of Directors or any other committee of such Board of Directors duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution delivered to the Fiscal Agent and certified by the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Board of Directors of the Company, or by the Secretary or an Assistant Secretary of the Company or the Secretary of the Executive Committee of such Board of Directors as having been duly adopted by such Executive Committee, or by the Secretary or an Assistant Secretary of the Company or the Secretary of any other committee of such Board of Directors duly authorized to act for it hereunder as having been duly adopted by such other committee.

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets as determined by the Company and set forth in a consolidated balance sheet of the

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Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles as of a date within 90 days of the date of such determination, after deducting goodwill, trademarks, patents, other like intangibles and the minority interest of others.

“Funded Debt” means (i) all indebtedness for money borrowed which by its terms matures more than 12 months from the creation, extension or renewal thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after its creation, extension or renewal and (ii) all guarantees, direct or indirect, of such indebtedness of others or of dividends; provided, however, that Funded Debt shall not include endorsements of negotiable instruments for collection, deposit or negotiation and guarantees by the Company or a Restricted Subsidiary arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services. The Company or a Restricted Subsidiary shall be deemed to have assumed any Funded Debt secured by any mortgage upon any of its property or assets whether or not it has actually done so.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary other than (i) each Subsidiary organized and existing under laws other than the laws of the United States or a state thereof, (ii) each Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside of the United States, (iii) each Subsidiary the primary business of which consists of finance, banking, credit, leasing, insurance, financial services, or similar operations or any combination thereof, (iv) each Subsidiary the primary business of which consists of the ownership, construction, management, operation, sale or leasing of real property or improvements thereon, or similar operations or any combination thereof, (v) each Subsidiary the primary business of which consists of the exploration for, or the extraction, production, transporting, or marketing of, petroleum or gas or other extracted substances, or similar operations or any combination thereof, (vi) each Subsidiary the primary business of which consists of the ownership or operation of one or more transportation businesses or facilities or equipment related thereto or similar operations or any combination thereof, (vii) each Subsidiary the primary business of which consists of obtaining funds with which to make investments outside of the United States, (viii) each Subsidiary substantially all of the assets of which consist of the ownership directly or indirectly of the capital stock of one or more Subsidiaries covered by the preceding clauses (i) through

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(vii), (ix) each Subsidiary which the Company or any Subsidiary is, by the terms of the final order of any court of competent jurisdiction from which no further appeal may be taken, required to dispose of and which shall by Board Resolution be determined not to be a Restricted Subsidiary, effective as of the date specified in such resolution and (x) any corporation a majority of the voting shares of which shall at the time be owned directly or indirectly by one or more corporations specified in the preceding clauses (i) through (ix); provided, however, that the Board of Directors may by Board Resolution declare any such Subsidiary to be a Restricted Subsidiary, effective as of the date such resolution is adopted.

“Secured Debt” means indebtedness for money borrowed if such indebtedness is secured by a mortgage upon any assets of the Company or a Restricted Subsidiary, including in such assets, without limitation, shares of stock or indebtedness of any Restricted Subsidiary owned by the Company or another Restricted Subsidiary. Indebtedness secured by mortgages on property existing at the time it is acquired and mortgages securing any part of the purchase price of property purchased, constructed or improved shall be deemed to be indebtedness for money borrowed. The Company or a Restricted Subsidiary shall be deemed to have assumed any indebtedness secured by any mortgage upon any of its property or assets whether or not it has actually done so.

“Subsidiary” means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors.

“Value” means, as to any sale and lease back transaction to which Section 7(c) applies, the product of (x) the net proceeds from any such sale (less the amount applied in connection with such sale to the retirement of outstanding Funded Debt in accordance with Section 7(c) and (y) a fraction, the numerator of which is the number of full years of the term of the lease relating to such property (without regard to any options to renew or extend such term) remaining at the time of the determination of such value and the denominator of which is the number of full years of such term at the time of such sale.

SECTION 8. Meeting of Holders and Waivers of Covenants.

The Fiscal Agency Agreement provides that the Company may, upon the notice specified in the Fiscal Agency Agreement, call a meeting of holders of 2013 Notes or solicit the written consent of holders of 2013 Notes for the purpose of obtaining a waiver of any covenant or condition set forth above under “Covenants, Restrictions on the Company”, or obtaining a waiver of past default by the Company under any of the terms and conditions of the Fiscal Agency Agreement or the 2013 Notes, or modifying or

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amending the Fiscal Agency Agreement or the Notes on the terms and conditions set forth in Section 14 of the Fiscal Agency Agreement. Notwithstanding any contrary provision in Section 14 of the Fiscal Agency Agreement, without the consent of the holder of each 2013 Note affected thereby, no modification, amendment or waiver of the Fiscal Agency Agreement or the 2013 Notes may: (i) waive a default in the payment of the principal of, or interest on, any such 2013 Note, or change the stated maturity of the principal of or any installment of interest on any such 2013 Note; (ii) reduce the principal amount of or the rate of interest on any such 2013 Note or change the obligation of the Company to pay Additional Amounts with respect to such 2013 Note; (iii) change the currency of payment of principal of or interest on any such 2013 Note; (iv) impair the right to institute suit for the enforcement of any such payment on or with respect to any such 2013 Note; (v) reduce the percentage of the aggregate amount of 2013 Notes outstanding necessary to modify or amend the Fiscal Agency Agreement as it relates to the 2013 Notes or to modify or amend the 2013 Notes or reduce the percentage of votes or written consents required for the adoption of any action at a meeting of or pursuant to the written consent of holders of 2013 Notes; or (vi) modify the obligation of the Company in Section 2 hereof to maintain an office or agency outside the United States for the purposes specified therein.

SECTION 9. Events of Default.

(a) “Event of Default” wherever used herein with respect to the 2013 Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the due and punctual payment of any installment of interest upon (and Additional Amounts, if any, on) the 2013 Notes as and when the same shall become due and payable and continuance of such default for a period of 30 days; or

(ii) default in the due and punctual payment of the principal of the 2013 Notes as and when the same shall become due and payable either at maturity, by declaration as authorized by this Fiscal Agency Agreement, or otherwise; or

(iii) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on its part in the 2013 Notes or in the Fiscal Agency Agreement for a period of 60 days after the date on which written notice of such failure requiring the Company to remedy the same shall have been given to the Company by the holder of a 2013 Note; or

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(iv) entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts as they become due, or the taking of corporate action by the Company in furtherance of any such action.

(b) If an Event of Default with respect to any 2013 Note occurs and is continuing, then holders of not less than 25% in aggregate principal amount of the outstanding 2013 Notes may declare the principal of the 2013 Notes held by such holder (and the interest accrued thereon) to be due and payable immediately, by a notice in writing to the Company and the Fiscal Agent, and upon any such declaration, unless such Event of Default shall have been cured by the Company prior to receipt by it and the Fiscal Agent of such written notice, such principal and interest shall become immediately due and payable. Any acceleration of the 2013 Notes may be rescinded, and any Event of Default of the 2013 Notes may be waived, by the holders of a majority in aggregate principal amount of the outstanding 2013 Notes, except a default in payment declared by a particular holder pursuant to clause (i) or (ii) by written notice to the Company and the Fiscal Agent.

SECTION 10. Consolidation, Merger, and Sale of Assets.

(a) Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, in

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form executed, delivered and satisfactory to the Fiscal Agent, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the 2013 Notes and the performance of every covenant of the Fiscal Agency Agreement on the part of the Company to be performed or observed in respect of 2013 Notes;

(ii) immediately after giving effect to such transaction, no Event of Default in respect of the 2013 Notes, and no event which, after notice or lapse of time, or both, would become an Event of Default in respect of the 2013 Notes, shall have happened and be continuing;

(iii) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall have agreed, by an amendment of these Conditions (which amendment shall be effective upon execution by the Company, without further notice to or action on the part of any holder of 2013 Notes or any other person) delivered to the Fiscal Agent, to indemnify the individuals liable therefor the amount of United States federal estate tax attributable to or paid in respect of any 2013 Notes includable in the gross estate of an individual who is not a citizen or resident of the United States at the time of death; and

(iv) the Company has delivered to the Fiscal Agent a certificate of an authorized officer of the Company and a written opinion of counsel (which may be counsel for the Company) each stating that such consolidation, merger, conveyance or transfer and such amendment comply with this Section and that all conditions precedent herein provided for relating to such transaction have be complied with.

(b) 2013 Notes to be Secured in Certain Events. If, upon any merger or consolidation of the Company with or into any corporation, or upon the conveyance or transfer by the Company of its properties and assets substantially as an entirety in accordance with the Article 8 of the Fiscal Agency Agreement to any Person, any of the property owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any mortgage, the Company will, simultaneously with or prior to such consolidation, merger, conveyance or transfer make effective provision for the securing of principal of (and premium, if any, on) and interest, if any, on the 2013 Notes (equally and ratably with any other indebtedness then entitled thereto) by a prior lien upon such property.

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SECTION 11. Replacement of Notes and Coupons.

If any 2013 Note (including any Coupon) is mutilated, defaced or apparently destroyed, lost or stolen, the Fiscal Agent will replace such 2013 Note (in such capacity, the “Replacement Agent”) by issuing a new 2013 Note upon the surrender of such mutilated or defaced 2013 Note or delivery of satisfactory evidence of the destruction, loss or theft thereof to the Replacement Agent. In any such case, indemnity satisfactory to the Fiscal Agent and the Company may be required of the holder of such 2013 Note before a replacement 2013 Note will be issued. All expenses associated with obtaining such indemnity and in issuing the new 2013 Note shall be borne by the owner of the mutilated, defaced or apparently destroyed, lost or stolen 2013 Note.

SECTION 12. Prescription.

Under New York’s statute of limitations, any legal action to enforce the Company’s payment obligations evidenced by the 2013 Notes or the 2013 Coupons must be commenced within 6 years after the payment thereof is due; thereafter the Company’s payment obligations will generally become unenforceable.

SECTION 13. Further Issues.

The Company may, without the consent of the holders of the 2013 Notes and 2013 Coupons, issue from time to time additional 2013 Notes under the Fiscal Agency Agreement, which will be treated as a single series with the 2013 Notes offered hereby.

SECTION 14. Applicable Law.

(a) The 2013 Notes shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

(b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the City and County of New York over any suit, action or proceeding arising out of or related to the Notes or the Coupons. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in

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any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law.

(c) As long as any of the 2013 Notes remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to the 2013 Notes or the 2013 Coupons. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company has appointed CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 111 Eighth Avenue, New York, New York 10011 (or at such other address or, at the office of such other authorized agent as the Company may designate by written notice to the Fiscal Agent), with a copy to the Company at the address for notices set forth in the Fiscal Agency Agreement; provided that failure to deliver any such copy to the Company shall not affect the validity or effectiveness of any such service of process.

SECTION 15. Notices.

All notices to the holders of interests in the 2013 Notes will be given by publication at least once in a newspaper in the English language of general circulation in London (which is expected to be the Financial Times) or, if publication in London is not practicable, publication may be made in another principal city in Europe in a newspaper of general circulation. Such notices will be deemed to have been given on the date of such publication, or if published on different dates, on the first date on which publication is made in any publication in which it is required. Couponholders will be deemed for all purposes to have notice of the contents of any notices given to the holders of the 2013 Notes in accordance with this paragraph.

Until such time as any 2013 Definitive Notes are issued, there may, so long as the Temporary Global Note is held in its entirety on behalf of Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), be substituted for such publication in London, the delivery of the relevant notice to Euroclear and Clearstream for communication by them to the persons shown in their records as having interests in the Temporary Global Note credited to them and any such notices will be deemed to have been given on the seventh day after delivery to Euroclear and Clearstream.

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SECTION 16. No Recourse.

No recourse shall be had for the payment of the principal of or the interest on the 2013 Notes or 2013 Coupons, or for any claim based hereon or thereon, or otherwise in respect hereof or thereof, or based on or in respect of the Fiscal Agency Agreement, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

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EXHIBIT D-1

[FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

FOR 2009 NOTES]

CERTIFICATE

FORTUNE BRANDS, INC.

€300,000,000

3.50% Notes due January 30, 2009

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, € [ • ] principal amount of the above-captioned Notes: (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial trust decisions or any trust that has validly elected to be treated as a U.S. person for United States federal income tax purposes (“United States Persons”); (ii) is owned by United States persons that: (a) are foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale; or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder); or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify: (i) that we are not making available herewith for exchange any portion of the 2009 Temporary Global Note excepted in such certifications; and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as the date hereof. As used herein, “United States” means the United States of America (including the States thereof and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands.

We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                     ,             *

Yours faithfully,

EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System

By:

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME

By:

*	To be dated no earlier than the Restricted Period Expiration Date.

D1-2

EXHIBIT D-2

[FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

FOR 2013 NOTES]

CERTIFICATE

FORTUNE BRANDS, INC.

€500,000,000

4.00% Notes due January 30, 2013

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Fiscal Agency Agreement, as of the date hereof, € [ • ] principal amount of the above-captioned Notes: (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial trust decisions or any trust that has validly elected to be treated as a U.S. person for United States federal income tax purposes (“United States Persons”); (ii) is owned by United States persons that: (a) are foreign branches of United States financial institutions (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale; or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder); or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), which United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify: (i) that we are not making available herewith for exchange any portion of the 2013 Temporary Global Note excepted in such certifications; and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as the date hereof. As used herein, “United States” means the United States of America (including the States thereof and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands.

We understand that this certification is required in connection with certain tax laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                     ,         *

Yours faithfully,

EUROCLEAR BANK S.A./N.V., as Operator of the Euroclear System

By:

CLEARSTREAM BANKING, SOCIÉTÉ ANONYME

By:

*	To be dated no earlier than the Restricted Period Expiration Date.

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EXHIBIT E-1

[FORM OF CERTIFICATE TO BE GIVEN BY

BENEFICIAL OWNERS OF 2009 NOTES]

CERTIFICATE

FORTUNE BRANDS, INC.

€300,000,000

3.50% Notes due January 30, 2009

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account: (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial trust decisions or any trust that has validly elected to be treated as a U.S. person for United States federal income tax purposes (“United States Persons”); (ii) are owned by United States person(s) that: (a) are foreign branches of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale; or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder); or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States thereof and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands.

We undertake to advise you immediately by facsimile if the above statement as to beneficial ownership is not correct at any time within the first fifteen days following the date of this Certificate as to any of the 2009 Notes then appearing in your books as being held for our account. In the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to €[ • ] principal amount of the 2009 Notes appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify. We understand that no payments may be made with respect to such excepted portion and no exchange and delivery of 2009 Definitive Notes for such excepted portion may take place until we are able so to certify.

We understand that this certification is required in connection with certain tax laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                     ,         *

[Account Holder]

By:
Signature

*	Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certificate relates.

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EXHIBIT E-2

[FORM OF CERTIFICATE TO BE GIVEN BY

BENEFICIAL OWNERS OF 2013 NOTES]

CERTIFICATE

FORTUNE BRANDS, INC.

€500,000,000

4.00% Notes due January 30, 2013

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account: (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate, the income of which is subject to United States federal income taxation regardless of its source, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial trust decisions or any trust that has validly elected to be treated as a U.S. person for United States federal income tax purposes (“United States Persons”); (ii) are owned by United States person(s) that: (a) are foreign branches of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale; or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder); or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States thereof and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and the Northern Mariana Islands.

We undertake to advise you immediately by facsimile if the above statement as to beneficial ownership is not correct at any time within the first fifteen days following the date of this Certificate as to any of the 2013 Notes then appearing in your books as being held for our account. In the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to €[ • ] principal amount of the 2013 Notes appearing in your books as being held for our account but which we have sold or as to which we are not yet able to certify. We understand that no payments may be made with respect to such excepted portion and no exchange and delivery of 2013 Definitive Notes for such excepted portion may take place until we are able so to certify.

We understand that this certification is required in connection with certain tax laws in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:                     ,         *

[Account Holder]

By:
Signature

*	Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certificate relates.

E2-2

EXHIBIT F-1

[FORM OF 2009 GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

FORTUNE BRANDS, INC.

€300,000,000

3.50% Notes due January 30, 2009

This Note is a 2009 Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by Fortune Brands, Inc. (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “2009 Notes”), in the aggregate principal amount of €300,000,000 initially represented by a single temporary global note without Coupons (the “2009 Temporary Global Note”). The 2009 Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company, JPMorgan Chase Bank, N.A., as Fiscal Agent, and the Paying Agents named therein. This 2009 Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”).

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 30, 2009, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of €300,000,000 or, if less, the Certified Amount (as hereinafter defined), and will pay interest on the said principal sum in accordance with the preamble to the Conditions from February 1, 2006 in arrear on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 6 of the Conditions, subject to and in accordance with the Conditions.

This 2009 Global Note will be deposited with JPMorgan Chase Bank, N.A, as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear of Clearstream may have directed). The principal amount of this 2009 Global Note shall be reduced on exchange for 2009 Definitive Notes by endorsement by the Fiscal Agent as specified below.

On and after the Restricted Period Expiration Date (as defined below) Euroclear or Clearstream may present to the Fiscal Agent one or more certificates signed by Euroclear or Clearstream, as the case may be, dated not earlier than the Restricted Period Expiration Date, substantially in the form of Exhibit D-1 to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of the 2009 Temporary Global Note, whereupon the Fiscal Agent will endorse on Schedule II hereto as an addition an amount equal to the portion of the 2009 Temporary Global Note in respect of which such certificates have been received in exchange for a corresponding portion of this 2009 Global Note (the aggregate amount so endorsed, less subtractions to such aggregate amount endorsed on account of exchanges for 2009 Definitive Notes, is herein referred to as the “Certified Amount”).

Payments of principal of, and interest and Additional Amounts, if any, on, any portion of the 2009 Notes which is represented by this 2009 Global Note shall be made to each of Euroclear and Clearstream in respect of the portion of this 2009 Global Note held for its account; provided that payment will only be made to Euroclear and Clearstream in respect of the Certified Amount at the opening of business on the applicable Payment Date.

Payments of principal, premium and interest in respect of 2009 Notes represented by this 2009 Global Note will be made against presentation for endorsement and, if no further payment fails to be made in respect of the 2009 Notes, surrender of this 2009 Global Note to, or to the order of, the Fiscal Agent or such other Paying Agents as shall have been notified to the holders of 2009 Notes for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to this 2009 Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the 2009 Notes.

Each of Euroclear and Clearstream has undertaken to credit such amounts received by it in respect of this 2009 Global Note on the relevant Payment Date to the accounts of those persons appearing in their respective records as owners of beneficial interests in this 2009 Global Note.

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Until the entire principal amount of this 2009 Global Note has been exchanged for 2009 Definitive Notes, holders of beneficial interests in this 2009 Global Note shall in all respects be entitled to the same benefits, and subject to the same terms and conditions as a holder of the 2009 Definitive Notes for which such interests could be exchanged, except that the beneficial owners of this 2009 Global Note shall not be entitled to receive payments of principal of, or interest or Additional Amounts (if any) on, this 2009 Global Note, except as provided in the Fiscal Agency Agreement and in this 2009 Global Note.

If any Exchange Condition (as defined below) has occurred and is continuing, this 2009 Global Note may be exchanged for 2009 Definitive Notes as follows:

(i)	If an Exchange Condition specified in clause (i) of the definition thereof exists, the holder of this 2009 Global Note, acting on instructions of one or more owners of beneficial interests in this 2009 Global Note, may give an Exchange Notice to the Fiscal Agent, which Exchange Notice shall set forth (in each case, in accordance with such instructions as may be given to the holder of this 2009 Global Note by owners of beneficial interests in this 2009 Global Note in accordance with the terms here): (w) the Exchange Date; (x) the aggregate principal amount of this 2009 Global Note which each owner of beneficial interests in this 2009 Global Note has requested be exchanged for 2009 Definitive Notes; (y) the number of owners of beneficial interests in this 2009 Global Notes which have requested such exchange for 2009 Definitive Notes; and (z) the number of 2009 Definitive Notes to be issued, which will be equal to the product of (1) the number in clause (y) hereof and (2) the number (rounded down to the next integer) obtained by dividing (A) the number in clause (x) hereof by (B) €50,000.

(ii)	If an Exchange Condition specified in clause (ii) of the definition thereof exists, either (a) the holder of this 2009 Global Note, acting on instructions of one or more owners of beneficial interests in this 2009 Global Note, or (b) the Company, may give an Exchange Notice to the Fiscal Agent which Exchange Notice shall set forth: (x) the Exchange Date (which unless otherwise specified in such Exchange Notice, shall be the first date that can be designated as

F1-3

an Exchange Date in accordance with the definition of that term); and (y) the number of 2009 Definitive Notes to be issued, which will be equal to the number (rounded down to the next integer) obtained by dividing (x) the then aggregate outstanding principal amount of this 2009 Global Note which is held by the clearing organization subject to such Exchange Condition not previously exchanged by (y) €50,000.

(iii)	If an Exchange Condition specified in clause (iii) of the definition thereof exists, the Company may give an Exchange Notice to the Fiscal Agent which Exchange Notice shall set forth: (x) the Exchange Date (which unless otherwise specified in such Exchange Notice, shall be the first date that can be designated as an Exchange Date in accordance with the definition of that term); (y) a statement (signed by two executive officers of the Company) to the effect that such Exchange Condition exists, which statement will be available for display to holders of 2009 Global Notes; and (z) the number of 2009 Definitive Notes to be issued, which will be equal to the number (rounded down to the next integer) obtained by dividing (x) the then aggregate outstanding principal amount of this 2009 Global Note not previously exchanged by (y) €50,000.

Upon any exchange in accordance with the terms of this 2009 Global Note, 2009 Definitive Notes will be issued by the Fiscal Agent, without charge to the holder of any 2009 Global Note (or any owner of a beneficial interest in any 2009 Global Note), on the Exchange Date each in a denomination of €50,000 and in an aggregate amount as herein provided, each duly executed and authenticated and having attached to them all 2009 Coupons in respect of interest which has not already been paid on this 2009 Global Note.

Any 2009 Definitive Notes issued in exchange for this 2009 Global Note shall be delivered to the holder of this 2009 Global Note subject to such exchange (for the account of the beneficial owners of this 2009 Global Note so exchanged), except that if the Exchange Condition in clause (ii) of the definition thereof occurs, such 2009 Definitive Notes shall be delivered in accordance with such instructions as the Fiscal Agent may receive from any court of competent jurisdiction, governmental authority or other person authorized to act on behalf of such clearing system or its successor or otherwise authorized to give such instructions; provided, however, that all deliveries of 2009 Definitive Notes shall be made outside of the United States.

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The Certified Amount shall be reduced by an amount equal to the principal amount of each 2009 Definitive Note issued hereunder.

All terms used in this 2009 Global Note which are defined in the Fiscal Agency Agreement, the 2009 Conditions or the 2009 Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein, and the following terms shall have the meanings set forth below:

“Exchange Condition” means any of the following events occur or conditions exist:

(i) an Event of Default;

(ii) this 2009 Global Note is held on behalf of a clearing system and such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or such clearing system announces an intention permanently to cease business or does in fact do so; or

(iii) the Company has or will become subject to adverse tax consequences as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in “Payment of Additional Amounts” which would not be suffered were the 2009 Notes in definitive form.

“Exchange Date” means the date specified in any exchange notice given pursuant to this 2009 Global Note, provided that such date is (x) not less than 45 days after the day on which such notice is given, and (y) is a day on which banks are open for business in the place in which the office of the Fiscal Agent is located and, except in the case of exchange pursuant to clause (ii) of the Exchange Conditions, in the place in which the relevant clearing system is located.

“Exchange Notice” means an irrevocable written notice given to the Fiscal Agent which sets forth the information required by this 2009 Global Note to effect an exchange for 2009 Definitive Notes in accordance with the terms hereof.

“Restricted Period Expiration Date” means the date which is 40 days after the Closing Date, except that if additional 2009 Notes are issued, such period may be extended, at the sole discretion of the Company (without the consent of holders of 2009 Notes (or beneficial owners of any 2009 Global Notes)) until the date that is 40 days after the closing date of such additional 2009 Notes, but in no event later than the date which is 90 days after the Closing Date.

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Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this 2009 Global Note shall not be valid or obligatory for any purpose.

This 2009 Global Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

F1-6

IN WITNESS WHEREOF, the Company has caused this 2009 Global Note to be signed on its behalf by its duly authorized representative.

Dated:                     ,

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is the 2009 Global Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

F1-7

SCHEDULE I

CERTIFIED AMOUNT OF THE PERMANENT 2009 GLOBAL NOTE

The following additions of parts of this 2009 Global Note to the Certified Amount have been made:

Date Issued	Principal amount added to Certified Amount of 2009 Global Note	Aggregate Principal Amount of this 2009 Global Note	Certified following such addition	Notation made on behalf of the Fiscal Agent

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SCHEDULE II

EXCHANGES FOR 2009 DEFINITIVE NOTES

The following exchanges of this 2009 Global Note for 2009 Definitive Notes have been made.

Date Issued	Principal amount of 2009 Global Notes exchanged for 2009 Definitive Notes	Notation made on behalf of the Fiscal Agent

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EXHIBIT F-2

[FORM OF 2013 GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF TE UNITED STATES, AND IS SUBJECT TO UNITED STATES TAX REQUIREMENTS. THIS NOTE IS BEING OFFERED OR SOLD ONLY OUTSIDE THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF, ANY U.S. PERSON (AS THAT TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR ANY UNITED STATES PERSON (AS THAT TERM IS DEFINED IN UNITED STATES TREASURY REGULATIONS SECTION 1.163-5(c)(2)(i)(D)).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

FORTUNE BRANDS, INC.

€500,000,000

4.00% Notes due January 30, 2013

This Note is a 2013 Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by Fortune Brands, Inc. (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “2013 Notes”), in the aggregate principal amount of €500,000,000 initially represented by a single temporary global note without Coupons (the “2013 Temporary Global Note”). The 2013 Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of February 1, 2006 (the “Fiscal Agency Agreement”), between the Company, JPMorgan Chase Bank, N.A., as Fiscal Agent, and the Paying Agents named therein. This 2013 Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”).

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 30, 2013, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of €500,000,000 or, if less, the Certified Amount (as hereinafter defined), and will pay interest on the said principal sum in accordance with the preamble to the Conditions from February 1, 2006 in arrear on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 6 of the Conditions, subject to and in accordance with the Conditions.

This 2013 Global Note will be deposited with JPMorgan Chase Bank, N.A, as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear of Clearstream may have directed). The principal amount of this 2013 Global Note shall be reduced on exchange for 2013 Definitive Notes by endorsement by the Fiscal Agent as specified below.

On and after the Restricted Period Expiration Date (as defined below) Euroclear or Clearstream may present to the Fiscal Agent one or more certificates signed by Euroclear or Clearstream, as the case may be, dated not earlier than the Restricted Period Expiration Date, substantially in the form of Exhibit D-2 to the Fiscal Agency Agreement with respect to all or a portion of the principal amount of the 2013 Temporary Global Note, whereupon the Fiscal Agent will endorse on Schedule II hereto as an addition an amount equal to the portion of the 2013 Temporary Global Note in respect of which such certificates have been received in exchange for a corresponding portion of this 2013 Global Note (the aggregate amount so endorsed, less subtractions to such aggregate amount endorsed on account of exchanges for 2013 Definitive Notes, is herein referred to as the “Certified Amount”).

Payments of principal of, and interest and Additional Amounts, if any, on, any portion of the 2013 Notes which is represented by this 2013 Global Note shall be made to each of Euroclear and Clearstream in respect of the portion of this 2013 Global Note held for its account; provided that payment will only be made to Euroclear and Clearstream in respect of the Certified Amount at the opening of business on the applicable Payment Date.

Payments of principal, premium and interest in respect of 2013 Notes represented by this 2013 Global Note will be made against presentation for endorsement and, if no further payment fails to be made in respect of the 2013 Notes, surrender of this 2013 Global Note to, or to the order of, the Fiscal Agent or such other Paying Agents as shall have been notified to the holders of 2013 Notes for such purpose. A record of each payment so made will be endorsed in the appropriate schedule to this 2013 Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the 2013 Notes.

Each of Euroclear and Clearstream has undertaken to credit such amounts received by it in respect of this 2013 Global Note on the relevant Payment Date to the accounts of those persons appearing in their respective records as owners of beneficial interests in this 2013 Global Note.

F2-2

Until the entire principal amount of this 2013 Global Note has been exchanged for 2013 Definitive Notes, holders of beneficial interests in this 2013 Global Note shall in all respects be entitled to the same benefits, and subject to the same terms and conditions as a holder of the 2013 Definitive Notes for which such interests could be exchanged, except the beneficial owners of this 2013 Global Note shall not be entitled to receive payments of principal of, or interest or Additional Amounts (if any) on, this 2013 Global Note, except as provided in the Fiscal Agency Agreement and in this 2013 Global Note.

If any Exchange Condition (as defined below) has occurred and is continuing, this 2013 Global Note may be exchanged for 2013 Definitive Notes as follows:

(i)	If an Exchange Condition specified in clause (i) of the definition thereof exists, the holder of this 2013 Global Note, acting on instructions of one or more owners of beneficial interests in this 2013 Global Note, may give an Exchange Notice to the Fiscal Agent, which Exchange Notice shall set forth (in each case, in accordance with such instructions as may be given to the holder of this 2013 Global Note by owners of beneficial interests in this 2013 Global Note in accordance with the terms here): (w) the Exchange Date; (x) the aggregate principal amount of this 2013 Global Note which each owner of beneficial interests in this 2013 Global Note has requested be exchanged for 2013 Definitive Notes; (y) the number of owners of beneficial interests in this 2013 Global Notes which have requested such exchange for 2013 Definitive Notes; and (z) the number of 2013 Definitive Notes to be issued, which will be equal to the product of (1) the number in clause (y) hereof and (2) the number (rounded down to the next integer) obtained by dividing (A) the number in clause (x) hereof by (B) €50,000.

(ii)	If an Exchange Condition specified in clause (ii) of the definition thereof exists, either (a) the holder of this 2013 Global Note, acting on instructions of one or more owners of beneficial interests in this 2013 Global Note, or (b) the Company, may give an Exchange Notice to the Fiscal Agent which Exchange Notice shall set forth: (x) the Exchange Date (which unless otherwise specified in such Exchange Notice, shall be the first date that can be designated as

F2-3

an Exchange Date in accordance with the definition of that term); and (y) the number of 2013 Definitive Notes to be issued, which will be equal to the number (rounded down to the next integer) obtained by dividing (x) the then aggregate outstanding principal amount of this 2013 Global Note which is held by the clearing organization subject to such Exchange Condition not previously exchanged by (y) €50,000.

(iii)	If an Exchange Condition specified in clause (iii) of the definition thereof exists, the Company may give an Exchange Notice to the Fiscal Agent which Exchange Notice shall set forth: (x) the Exchange Date (which unless otherwise specified in such Exchange Notice, shall be the first date that can be designated as an Exchange Date in accordance with the definition of that term); (y) a statement (signed by two executive officers of the Company) to the effect that such Exchange Condition exists, which statement will be available for display to holders of 2013 Global Notes; and (z) the number of 2013 Definitive Notes to be issued, which will be equal to the number (rounded down to the next integer) obtained by dividing (x) the then aggregate outstanding principal amount of this 2013 Global Note not previously exchanged by (y) €50,000.

Upon any exchange in accordance with the terms of this 2013 Global Note, 2013 Definitive Notes will be issued by the Fiscal Agent, without charge to the holder of any 2013 Global Note (or any owner of a beneficial interest in any 2013 Global Note), on the Exchange Date each in a denomination of €50,000 and in an aggregate amount as herein provided, each duly executed and authenticated and having attached to them all 2013 Coupons in respect of interest which has not already been paid on this 2013 Global Note.

Any 2013 Definitive Notes issued in exchange for this 2013 Global Note shall be delivered to the holder of this 2013 Global Note subject to such exchange (for the account of the beneficial owners of this 2013 Global Note so exchanged), except that if the Exchange Condition in clause (ii) of the definition thereof occurs, such 2013 Definitive Notes shall be delivered in accordance with such instructions as the Fiscal Agent may receive from any court of competent jurisdiction, governmental authority or other person authorized to act on behalf of such clearing system or its successor or otherwise authorized to give such instructions; provided, however, that all deliveries of 2013 Definitive Notes shall be made outside of the United States.

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The Certified Amount shall be reduced by an amount equal to the principal amount of each 2013 Definitive Note issued hereunder.

All terms used in this 2013 Global Note which are defined in the Fiscal Agency Agreement, the 2013 Conditions or the 2013 Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein, and the following terms shall have the meanings set forth below:

“Exchange Condition” means any of the following events occur or conditions exist:

(i) an Event of Default;

(ii) this 2013 Global Note is held on behalf of a clearing system and such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or such clearing system announces an intention permanently to cease business or does in fact do so; or

(iii) the Company has or will become subject to adverse tax consequences as a result of a change in the laws or regulations (taxation or otherwise) of any jurisdiction referred to in “Payment of Additional Amounts” which would not be suffered were the 2013 Notes in definitive form.

“Exchange Date” means the date specified in any exchange notice given pursuant to this 2013 Global Note, provided that such date is (x) not less than 45 days after the day on which such notice is given, and (y) is a day on which banks are open for business in the place in which the office of the Fiscal Agent is located and, except in the case of exchange pursuant to clause (ii) of the Exchange Conditions, in the place in which the relevant clearing system is located.

“Exchange Notice” means an irrevocable written notice given to the Fiscal Agent which sets forth the information required by this 2013 Global Note to effect an exchange for 2013 Definitive Notes in accordance with the terms hereof.

“Restricted Period Expiration Date” means the date which is 40 days after the Closing Date, except that if additional 2013 Notes are issued, such period may be extended, at the sole discretion of the Company (without the consent of holders of 2013 Notes (or beneficial owners of any 2013 Global Notes)) until the date that is 40 days after the closing date of such additional 2013 Notes, but in no event later than the date which is 90 days after the Closing Date.

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Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this 2013 Global Note shall not be valid or obligatory for any purpose.

This 2013 Global Note shall be construed in accordance with and governed by the substantive laws of the State of New York without regard to the conflicts of laws principles thereof (other than Section 5-1401 of the General Obligations Law of the State of New York).

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IN WITNESS WHEREOF, the Company has caused this 2013 Global Note to be signed on its behalf by its duly authorized representative.

Dated:                     ,

FORTUNE BRANDS, INC.

By:
Name:
Title:

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This is the 2013 Global Note described in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A.

By:
Authorized Officer

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SCHEDULE I

CERTIFIED AMOUNT OF THE PERMANENT 2013 GLOBAL NOTE

The following additions of parts of this 2013 Global Note to the Certified Amount have been made:

Date Issued	Principal amount added to Certified Amount of 2013 Global Note	Aggregate Principal Amount of this 2013 Global Note	Certified following such addition	Notation made on behalf of the Fiscal Agent

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SCHEDULE II

EXCHANGES FOR 2013 DEFINITIVE NOTES

The following exchanges of this 2013 Global Note for 2013 Definitive Notes have been made.

Date Issued	Principal amount of 2013 Global Notes exchanged for 2013 Definitive Notes	Notation made on behalf of the Fiscal Agent

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